EXHIBIT 2.1
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                                                                  EXECUTION COPY












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                                  ARRANGEMENT AGREEMENT

                                          AMONG

                              L-1 IDENTITY SOLUTIONS, INC.,

                                   6653375 CANADA INC.

                                           AND

                                      COMNETIX INC.

                              DATED AS OF NOVEMBER 15, 2006


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                                TABLE OF CONTENTS
                                                                            PAGE


ARTICLE I DEFINITIONS..........................................................2

  SECTION 1.01  DEFINITIONS....................................................2


ARTICLE II ARRANGEMENT........................................................12

  SECTION 2.01  IMPLEMENTATION STEPS BY THE COMPANY...........................12
  SECTION 2.02  INTERIM ORDER.................................................12
  SECTION 2.03  ARTICLES OF ARRANGEMENT.......................................13
  SECTION 2.04  CIRCULAR......................................................13
  SECTION 2.05  PREPARATION OF FILINGS........................................13
  SECTION 2.06  COMPANY ACTION................................................14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................15

  SECTION 3.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..................15
  SECTION 3.02  CERTIFICATE OF INCORPORATION AND BY-LAWS......................15
  SECTION 3.03  AUTHORITY RELATIVE TO THIS AGREEMENT..........................16
  SECTION 3.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS....................16
  SECTION 3.05  CAPITALIZATION................................................17
  SECTION 3.06  SECURITIES LAW MATTERS FINANCIAL STATEMENTS...................18
  SECTION 3.07  INFORMATION TO BE SUPPLIED....................................19
  SECTION 3.08  PERMITS; COMPLIANCE...........................................20
  SECTION 3.09  ABSENCE OF CERTAIN CHANGES OR EVENTS..........................21
  SECTION 3.10  ABSENCE OF LITIGATION.........................................21
  SECTION 3.11  MATERIAL CONTRACTS............................................21
  SECTION 3.12  EMPLOYEE MATTERS..............................................23
  SECTION 3.13  CUSTOMERS.....................................................25
  SECTION 3.14  PROPERTY AND LEASES...........................................26
  SECTION 3.15  INTELLECTUAL PROPERTY.........................................26
  SECTION 3.16  TAXES.........................................................29
  SECTION 3.17  ENVIRONMENTAL MATTERS.........................................33
  SECTION 3.18  INSURANCE.....................................................34
  SECTION 3.19  BROKERS.......................................................34
  SECTION 3.20  RELATED PARTY TRANSACTIONS....................................35
  SECTION 3.21  DISCLOSURE....................................................35
  SECTION 3.22  ABSENCE OF VIOLATION..........................................35
  SECTION 3.23  TAKEOVER STATUTES.............................................36
  SECTION 3.24  NO OTHER PURCHASE AGREEMENTS..................................36
  SECTION 3.25  PERSONAL PROPERTY.............................................36
  SECTION 3.26  WARRANTY AND PRODUCT LIABILITY MATTERS........................36
  SECTION 3.27  PRIVACY LAW...................................................37
  SECTION 3.28  NOT ENGAGED IN CULTURAL BUSINESS..............................37
  SECTION 3.29SOLVENCY........................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER.............37

  SECTION 4.01  CORPORATE ORGANIZATION........................................37
  SECTION 4.02  AUTHORITY RELATIVE TO THIS AGREEMENT..........................38
  SECTION 4.03  NO CONFLICT; REQUIRED FILINGS AND CONSENTS....................38
  SECTION 4.04  INFORMATION TO BE SUPPLIED....................................38
  SECTION 4.05  LITIGATION....................................................39
  SECTION 4.06  NO VOTE REQUIRED..............................................39
  SECTION 4.07  OPERATIONS OF PURCHASER.......................................39
  SECTION 4.08  BROKERS.......................................................39

                                       i
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ARTICLE V CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE.....................39

  SECTION 5.01  CONDUCT OF BUSINESS BY THE COMPANY............................39

ARTICLE VI ADDITIONAL AGREEMENTS..............................................42

  SECTION 6.01  ACCESS TO INFORMATION; CONFIDENTIALITY........................42
  SECTION 6.02  NO SOLICITATION OF TRANSACTIONS...............................42
  SECTION 6.03  STOCKHOLDER MEETING...........................................44
  SECTION 6.04  NOTIFICATION OF CERTAIN MATTERS...............................45
  SECTION 6.05  FURTHER ACTION; REASONABLE EFFORTS............................45
  SECTION 6.06  PURCHASER.....................................................46
  SECTION 6.07  PUBLIC ANNOUNCEMENTS..........................................46
  SECTION 6.08  TRANSFER TAX..................................................46
  SECTION 6.09  COMPANY STOCK OPTIONS.........................................47
  SECTION 6.10  COMPANY WARRANTS..............................................47
  SECTION 6.11  COMPANY DEBENTURES............................................47
  SECTION 6.12  SUPPORT AGREEMENTS............................................48
  SECTION 6.13  RESIGNATION OF DIRECTORS......................................48
  SECTION 6.14  NET CASH......................................................48
  SECTION 6.15  MAINTAIN INSURANCE............................................49
  SECTION 6.16  FULFILLMENT OF CONDITIONS.....................................49
  SECTION 6.17  INDEPENDENT COMMITTEE.........................................49
  SECTION 6.18  PRIVACY POLICIES..............................................49

ARTICLE VII CONDITIONS........................................................50

  SECTION 7.01  CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT
                THE ARRANGEMENT...............................................50
  SECTION 7.02  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER...51
  SECTION 7.03  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.............53

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................54

  SECTION 8.01  TERMINATION BY MUTUAL CONSENT.................................54
  SECTION 8.02  TERMINATION BY EITHER PARENT OR THE COMPANY...................54
  SECTION 8.03  TERMINATION BY THE COMPANY....................................54
  SECTION 8.04  TERMINATION BY PARENT.........................................55
  SECTION 8.05  EFFECT OF TERMINATION AND ABANDONMENT.........................56

ARTICLE IX GENERAL PROVISIONS.................................................57

  SECTION 9.01  SURVIVAL OF REPRESENTATIONS AND WARRANTIES....................57
  SECTION 9.02  AMENDMENTS, MODIFICATION AND WAIVER...........................57
  SECTION 9.03  NOTICES.......................................................57
  SECTION 9.04  SEVERABILITY..................................................58
  SECTION 9.05  ENTIRE AGREEMENT; ASSIGNMENT..................................58
  SECTION 9.06  PARTIES IN INTEREST...........................................59
  SECTION 9.07  INTERPRETATION................................................59
  SECTION 9.08  SPECIFIC PERFORMANCE..........................................59
  SECTION 9.09  GOVERNING LAW.................................................59
  SECTION 9.10  WAIVER OF JURY TRIAL..........................................60
  SECTION 9.11  HEADINGS......................................................60
  SECTION 9.12  COUNTERPARTS..................................................60
  SECTION 9.13  CURRENCY......................................................60

ANNEX I -FORM OF ARRANGEMENT RESOLUTION
ANNEX II - FORM OF PLAN OF ARRANGEMENT
ANNEX III -FORM OF SUPPORT AGREEMENTS
DISCLOSURE SCHEDULE

                                       ii

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                              ARRANGEMENT AGREEMENT
                              ---------------------

            THIS ARRANGEMENT AGREEMENT (this "Agreement") is made as of November 15, 2006, by and among L-1 Identity Solutions, Inc., a Delaware corporation ("Parent"), 6653375 Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a wholly owned subsidiary of Parent ("Purchaser") and Comnetix Inc. a corporation incorporated under the Canada Business Corporations Act (the "Company").

            WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each approved the terms and conditions of a business combination of the Company and the Purchaser upon the terms and subject to the conditions set forth herein;

            WHEREAS, the business combination of the Company and the Purchaser shall be effected by the terms of this Agreement through a plan of arrangement, pursuant to section 192 of the CBCA (as defined below), of the Company and the Purchaser;

            WHEREAS, the Arrangement (as defined below) is intended to, among other things, provide holders of the Aggregate Outstanding Company Common Stock (as defined below) with the opportunity to dispose of their shares of Company Common Stock in exchange for US$0.82 per share of Company Common Stock, payable in cash, subject to adjustment in accordance with the terms of this Agreement;

            WHEREAS, the Board of Directors of the Company (the "Company Board") has (i) determined that the Arrangement is fair to, and in the best interests of, the Company and the Company Securityholders (as defined below) and has approved this Agreement and declared its advisability and approved the Arrangement and the other transactions contemplated by this Agreement, and (ii) resolved to recommend acceptance of the Arrangement and adoption of this Agreement by the Company Securityholders; and

            WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, Parent, Purchaser and (i) each Insider (as defined below) who holds shares of Company Common Stock (the "Company Insiders"), and
(ii) holders of not less than 67.2% of the Company 2007 Warrants, (the "Support Warrantholders"), have entered into Support Agreements substantially in the form annexed hereto as Annex III, dated as of the date hereof (collectively, the "Support Agreements"), pursuant to which, among other things, the Company Insiders and the Support Warrantholders have irrevocably agreed to vote all shares of Company Common Stock and all Company 2007 Warrants beneficially owned by them in favor of the Arrangement and against any competing proposals.

            WHEREAS, as a condition and as an inducement to Parent's willingness to enter into this Agreement, the Company has agreed to accelerate the vesting and expiry of all the Company Stock Options (as defined below) and terminate, prior to the Effective Time, all of the Company Stock Options without the issuance of any shares of Company Common Stock in respect thereof.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

            SECTION 1.01  DEFINITIONS.

            (a) For purposes of this Agreement:

            "Affiliate" of a specified Person means any other Person who, directly or indirectly through one or more intermediaries, Controls, is controlled by, or is under common Control with, such specified Person.

            "Aggregate Outstanding Company Stock" means a number of shares of Company Common Stock, which subject to Section 6.10, shall not exceed 15,235,903 shares of Company Common Stock, consisting of the 14,124,792 shares of Company Common Stock outstanding on the date hereof plus up to 1,111,111 shares of Company Common Stock issuable upon conversion of the Company Debentures, and for greater certainty shall exclude any shares of Company Common Stock underlying the Company Stock Options.

            "Annual Financial Statements" means the audited consolidated financial statements of the Company as at and for each of the fiscal years ended August 31, 2006 and August 31, 2005 together with the notes thereto and the auditors' report thereon.

            "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section
9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Interim Order or the Final Order.

            "Arrangement Resolution" means the special resolution of the Company Securityholders, to be substantially in the form and content of Annex I annexed hereto.

            "Articles of Arrangement" means the articles of arrangement of the Company in respect of the Arrangement that are required to be sent to the Director after the Final Order is made.

            "Business Day" means any day on which banks are not required or authorized to close in the City of New York or in Toronto.

            "Canadian Securities Laws" means all applicable securities laws in the provinces of Canada, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, the respective regulations, rules, orders and forms under such laws and the applicable published policy statements of and any exempting orders issued by the Canadian Securities Regulators.

            "Canadian Securities Regulators" means the securities commission or other securities regulatory authority in each of the provinces of Canada.



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            "Cash Consideration" shall have the meaning ascribed thereto in the
Plan of Arrangement.

            "CBCA" means the Canada Business Corporations Act as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

            "Certificate" means a certificate or certificates representing shares of Company Common Stock.

            "Circular" means the notice of the Company Meeting, accompanying management proxy circular and forms of proxy, including all appendices thereto, to be sent to Company Shareholders and Company Warrantholders in connection with the Company Meeting, as may be amended from time to time.

            "Code" means the U.S. Internal Revenue Code of 1986, as amended.

            "Company Common Stock" means the Company's common stock, without par value.
            "Company Debentures" means the subordinated debentures of the Company issued on April 22, 2004, in an aggregate principal amount of $2,000,000, maturing April 22, 2007 and convertible on maturity into shares of Company Common Stock on the basis of one share of Company Common Stock for every $1.80 of principal amount.

            "Company Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition, future prospects or results of operations of the Company and its Subsidiaries, taken individually or as a whole or (ii) is or is reasonably likely to prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to changes in the United States or Canadian financial markets in general.

            "Company Meeting" means the special meeting of the Company Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order, to consider the Arrangement and for any other proper purpose as may be set out in the notice for such meeting.

            "Company Permit" means all franchises, grants, authorizations, licenses, certifications, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted and proposed to be conducted after the Effective Time.

            "Company Securityholders" means the Company Shareholders and the Company Warrantholders.

            "Company  Shareholders"  means the holders of Company Common
Stock.

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            "Company Stock Options" means, at any time or times, the options to purchase shares of Company Common Stock, granted under the Company Stock Option Plan and the options to purchase an aggregate of 433,950 shares of Company Common Stock granted to James Scullion and Bernard Crotty, in each case, whether or not exercisable and whether or not vested, being outstanding and unexercised, at such time or times.

            "Company Stock Option Plan" means the Comnetix Inc. 2004 Stock Option Plan, as amended to date and as it may be further amended from time to time as expressly permitted by this Agreement.

            "Company Warrantholders" means the holders of Company 2007 Warrants.

            "Company Warrants" means the Company 2004 Series A Warrants, Company 2004 Series B Warrants and Company 2007 Warrants.

            "Company 2004 Series A Warrants" means the warrants issued pursuant to a warrant indenture between the Company and Computershare Trust Company of Canada, dated January 24, 2004, and currently exercisable for an aggregate of 583,636 shares of Company Common Stock at any time prior to November 22, 2006, at an exercise price of $2.00 per share of Company Common Stock.
            "Company 2004 Series B Warrants" means the warrants of the Company issued on January 29, 2004 and currently exercisable for an aggregate of 800,000 shares of Company Common Stock at any time prior to November 22, 2006, at an exercise price of $2.00 per share of Company Common Stock.

            "Company 2007 Warrants" means the warrants of the Company issued on January 29, 2004 and currently exercisable for an aggregate of 342,251 shares of Company Common Stock at any time prior to April 22, 2007, at an exercise price of $2.00 per share of Company Common Stock.

            "Contamination" means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

            "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

            "Court" means the Superior Court of Justice (Ontario).

            "Director" means the Director appointed pursuant to section 260 of the CBCA.

            "Dissent Rights" means the rights of holders of Company Common Stock to dissent in respect of the Arrangement as described in Section 3.1 of the Plan of Arrangement.


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            "Dissenting Shareholder" means a holder of Company Common Stock who duly exercises Dissent Rights in respect of the shares of Company Common Stock held by such holder.

            "Drop Dead Date" means February 28, 2007, or such later date as may be mutually agreed by the parties to this Agreement.

            "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

            "Effective Time" means 12.01 a.m. (Toronto time) on the Effective Date.

            "Environmental Laws" means any Law, permit, authorization and opinion relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odour, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

            "Governmental Authority" means: (i) any domestic or foreign, national, federal, provincial, state, county, local, municipal or regional government or body; (ii) any multinational, multilateral or international body;
(iii) any subdivision, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies; (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies; (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel; or (vi) any person employed by, acting for, or on behalf of, any of the foregoing bodies.

            "Hazardous Substances" means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under any Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to or could give rise to Liability under any Environmental Law.

            "Inactive Subsidiaries" means 9141-5448 Quebec Inc., a company incorporated under the laws of the Province of Quebec, all of the issued and outstanding shares of which are owned by the Company; ComnetiX Computer Systems Ltd., a company incorporated under the laws of the Province of Quebec, all of the issued and outstanding shares of which are indirectly owned by the Company; and ComnetiX Computer Systems Inc., a corporation incorporated under the laws of the Province of Ontario, all of the issued and outstanding shares of which are indirectly owned by the Company.



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            "Indebtedness" means, as of a given time, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise, and any commitment by which the Company or any of its Subsidiaries assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (ii) all indebtedness guaranteed in any manner by the Company or any of its Subsidiaries, including a guarantee in the form of an agreement to repurchase or reimburse;
(iii) all obligations under capitalized leases in respect of which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Company or any of its Subsidiaries assures a creditor against loss; and (iv) all interest, prepayment penalties, premiums, fees and expenses (if any) thereon.

            "Insider" means (a) every director or senior officer of the Company or a Company Subsidiary, (b) any person or company who beneficially owns, directly or indirectly, Company Common Stock or who exercises control or direction over Company Common Stock or a combination of both carrying more than 10 per cent of the voting rights attached to all shares of Company Common Stock outstanding at the date hereof.

            "Intellectual Property" means (i) Canadian, United States and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, industrial designs and other source identifiers, and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets and know-how.

            "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by 2.02.

            "In-the-Money Options" means each Company Stock Option outstanding on the date hereof in respect of which the exercise price is less than the Canadian dollar equivalent of US$0.82 (as adjusted in accordance with this Agreement), and for greater certainty the parties agree that, notwithstanding any other provisions in this Agreement, of the outstanding Company Stock Options, only Company Stock Options to purchase an aggregate of 438,625 shares of Company Common Stock shall be deemed to be In-the-Money Options.

            "Laws" means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, Privacy Laws, orders, decisions, rulings, letters of finding or awards, agency requirements, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking or securities.

            "Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

            "Liens" means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any option, right of first refusal, or right of first offer.

            "Material Adverse Change" means any change, circumstance, occurrence, event, fact or effect (i) that has had or would reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, financial condition, or results of operations, conditions (whether financial or otherwise) capital or future prospects of the specified Person and its Subsidiaries taken individually or as a whole; or (ii) is or is reasonably likely to prevent or materially impede such Person from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to changes in the United States or Canadian financial markets in general.

            "Misrepresentation" shall have the meaning attributed to such term in the OSA.

            "Net Cash" means the difference between (i) the sum of the cash, short term investments and accounts receivable, and (ii) the sum of bank indebtedness, accounts payable and accrued liabilities, current portion of notes payable, and current portion of capital lease obligations, in each case as determined in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications that were used in the preparation of the Annual Financial Statements. While deferred revenue is excluded from Calculated Net Cash (as defined in Section 6.14), there shall not be an increase of more than $200,000 (provided that any such increase shall only be permitted if it is in the ordinary course and consistent with past practice of the Company's and its Subsidiaries' business) in the amount of the Company's deferred revenue from the date first above written to and until the Effective Date, and if there is any such increase of more than $200,000 in the Company's deferred revenue, the Calculated Net Cash shall be reduced by an amount equal to the difference between the amount of such increase in deferred revenue and $200,000.

            "Noon Spot Rate" means, on any day, the Noon Spot Rate on such day of the Bank of Canada for one US dollar expressed in Canadian dollars.

            "NYSE" means the New York Stock Exchange.

            "Order" means any legally enforceable judgment, order, decision, writ, injunction, stipulation, ruling or decree of, or any settlement under jurisdiction of, any Governmental Authority.

            "OSA" means the Securities Act (Ontario), as in effect as of the date hereof and as may be amended from time to time prior to the Effective Date.

            "Parent Material Adverse Effect" means any event, circumstance, change, occurrence, fact or effect that, individually or in the aggregate with all other events, circumstances, changes, occurrences, facts and/or effects (i) is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole or (ii) is or is reasonably likely to, prevent or materially delay Parent from performing its obligations under this Agreement; provided, however, that the definition set forth in clause (i) above shall not include any event, circumstance, change, occurrence, fact or effect resulting from or relating to
(v) any change in the market price or trading volume of the common stock of Parent, (w) changes in general economic conditions in any region in which Parent and its Subsidiaries operate, (x) changes in the United States or Canadian financial markets in general, (y) changes in the industry in which Parent and its subsidiaries operate, or (z) the public announcement of this Agreement or the transactions contemplated hereby. All references to Parent Material Adverse Effect contained in this Agreement shall be deemed to refer solely to the business, financial condition, assets, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole, without including its ownership of the Company and its Subsidiaries after giving effect to the Transaction.

            "Permitted Liens" means (A) statutory liens for current Taxes and assessments or other governmental charges with respect to the leased real property not yet due and payable or the amount or validity of which is being contested in good faith and for which a reserve has been established by the Company on its books, and (B) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carriers' liens and other similar statutory liens arising in the ordinary course of business of the Company or such Company Subsidiary consistent with past practice, (C) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over real property which are not violated by the current use and operation of the real property, and (D) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used.

            "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association or entity or government, political subdivision, agency or instrumentality of a government.

            "Personal Information" means information about an identifiable individual.

            "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Annex II annexed hereto and any amendments or variations thereto made in accordance with Section 9.02 hereof or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

            "Privacy Laws" means all laws, statutes, codes, ordinances, decrees, consent decrees, rules, regulations, by-laws, statutory rules, letters of finding, policies, judicial or arbitral or administrative or ministerial or departmental or judgments, orders, decisions, rulings or awards, agency requirements relating to the Processing of Personal Information, including general principles of common and civil law, policies and guidelines of applicable Governmental Authorities, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Authority, statutory body or self-regulatory authority.

            "Processing" means the collection, use, modification, retrieval, disclosure, storage, anonymization, deletion, and/or management of Personal Information.

            "Release" means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration or release of a Hazardous Substance from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems.

            "Remediation" means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Release of Hazardous Substances.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Legislation" means the Securities Act, the Exchange Act and the Canadian Securities Laws, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, regulations, rulings, orders and forms made or promulgated under such statutes and the published policies of the regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and the NYSE.

            "Software" means any and all of Company's and Company Subsidiaries' software and related technology and information, including without limitation any and all prior versions thereof, and work in progress, customer/client software adapters, computer programs (in all formats) algorithms, source code, object code, modules, components, strings and interfaces directly or indirectly relating thereto, in each case as identified in Section 3.15(b) of the Company Disclosure Schedule, and any and all documentation directly or indirectly relating thereto, and all Intellectual Property rights arising there under or included therein.

            "Subsidiary" or "Subsidiaries" of the Parent means any corporation, partnership, joint venture or other legal entity of which Parent (a) owns, directly or indirectly, 50% or more of the outstanding common stock, limited partnership or member interests or other equity interests or (b) is or Controls a general partner or other managing body of such legal entity and "Subsidiary" or "Subsidiaries" of the Company means Comnetix Inc. a Delaware corporation and International Finger Printing Services Canada (IFSC) Ltd., a corporation incorporated under the CBCA.

            "Tax Act" means the Income Tax Act (Canada), as amended from time to time.

            "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, net worth, gross receipts, property, sales, use, capital stock, payroll, employment, social security, Canada Pension Plan or Quebec Pension Plan, workers' compensation or unemployment insurance or compensation, taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; and including any Liability in respect of any item described above as a transferee or successor, pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

            "Tax Returns" means all returns, reports, declarations, designations, schedules, notices, forms, elections, information statements, remittances and similar statements (including estimated Tax returns, claims for refunds, amended returns and reports and information returns and reports and any attachments thereto) with respect to Taxes filed or required to be filed with any taxing authority, domestic or foreign.

            "Transaction" means the transactions contemplated by this Agreement, including the Arrangement.

            "TSX" means the Toronto Stock Exchange.

            (b) The following terms have the meanings set forth in the Sections set forth below:

              DEFINED TERM                                LOCATION OF DEFINITION
              ------------                                ----------------------
Action...................................................   Section 3.10
Agreement................................................   Preamble
Amended Offer............................................   Section 6.02(f)
Approvals ...............................................   Section 3.08(c)
Bonus....................................................   Section 7.02(i)
Books and Records........................................   Section 3.21
Calculated Net Cash......................................   Section 6.14
Closing Net Cash Certificate.............................   Section 6.14
Closing Net Cash.........................................   Section 6.14
Company..................................................   Preamble
Company Board............................................   Recitals
Company Disclosure Schedule..............................   ARTICLE III
Company Financial Advisor ...............................   Section 2.06
Company Insiders.........................................   Recitals
Company Licensed Intellectual Property...................   Section 3.15(a)
Company Owned Intellectual Property......................   Section 3.15(a)
Company Reports..........................................   Section 3.06(a)
Company Subsidiary.......................................   Section 3.01(a)
Competing Transaction....................................   Section 6.02(d)
Competition Act..........................................   Section 3.04(b)

              DEFINED TERM                                LOCATION OF DEFINITION
              ------------                                ----------------------
Confidentiality Agreement................................   Section 6.01(b)
Customers................................................   Section 3.13
Environmental Permits....................................   Section 3.17
Expense Reimbursement....................................   Section 8.05(b)
GAAP.....................................................   Section 3.06(b)
Independent Committee....................................   Section 6.17
Independent Committee's Determination....................   Section 6.17
ITCs.....................................................   Section 3.16(q)
Leases...................................................   Section 3.14(d)
Material Contracts.......................................   Section 3.11(a)
Net Cash Deficiency......................................   Section 6.14
Option Termination Agreements............................   Section 6.09(d)
Parent...................................................   Preamble
Plans....................................................   Section 3.12(n)
Proposed Agreement ......................................   Section 6.02(f)
Purchaser................................................   Preamble
Recommendation...........................................   Section 2.06
Related Party Agreement..................................   Section 3.11(a)
Representatives..........................................   Section 6.02(a)
Restrictive Agreement....................................   Section 3.11(a)
Support Agreements.......................................   Recitals
Superior Proposal .......................................   Section 6.02(e)
Support Warrantholders...................................   Recitals
Targeted Net Cash........................................   Section 6.14
tax asset................................................   Section 3.16(r)
Tax Pools................................................   Section 3.16(l)
Termination Date ........................................   Section 8.02
Termination Fee..........................................   Section 8.05(b)
Transfer Taxes...........................................   Section 6.08

                                   ARTICLE II
                                   ARRANGEMENT

            SECTION 2.01  IMPLEMENTATION STEPS BY THE COMPANY.

      Subject to the terms of this Agreement, the Company covenants in favor of Parent and the Purchaser that the Company shall:

            (a) As soon as reasonably practical after execution and delivery of this Agreement, apply in a manner acceptable to the Parent and the Purchaser under Section 192 of the CBCA for an order approving the Interim Order, and thereafter proceed with and diligently seek to complete the Arrangement;

            (b) Convene and hold the Company Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

            (c) Include in the Circular the unanimous recommendation of the directors of the Company that the Company Securityholders vote in favor of the Arrangement Resolution;

            (d) Subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

            (e) Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

            SECTION 2.02 INTERIM ORDER.

      The notice of motion for the application referred to in Section 2.01(a) shall request that the Interim Order provide:

            (a) For the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

            (b) That the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by the Company Shareholders, voting as a separate class, present in person or by proxy at the Company Meeting, and 66 2/3% of the votes cast on the Arrangement Resolution by the Company Warrantholders, voting as a separate class, present in person or by proxy at the Company Meeting (such that each Company Shareholder is entitled to one vote for each share of Company Common Stock held and each Company Warrantholder is entitled to one vote for each share of Company Common Stock such holder would have received on a valid exercise of such Company Warrant);

            (c) That, in all other respects, the terms, restrictions and conditions of the by-laws and articles of the Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

            (d) For the grant of the Dissent Rights; and

            (e) For the notice requirements respecting the presentation of the application to the Court for a Final Order.

            SECTION 2.03  ARTICLES OF ARRANGEMENT.

      The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, implement the Plan of Arrangement.

            SECTION 2.04  CIRCULAR.

            (a) As promptly as practicable after the execution and delivery of this Agreement, the Company and its legal counsel shall prepare the Circular, which shall include information provided by the Purchaser regarding the disclosure required to be provided in respect of Purchaser (which disclosure shall consist of the date of incorporation of the Purchaser, that the Purchaser is a wholly owned subsidiary of Parent, a statement that the Purchaser was incorporated for the purpose of entering into the Arrangement and has not otherwise carried on any material business or activity, that Parent will provide to Purchaser the necessary funds to acquire the Aggregate Outstanding Company Stock in accordance with the terms of this Agreement and the Plan of Arrangement and such other information as may be required by Securities Legislation as agreed to by counsel for the parties acting reasonably), together with any other documents required by Securities Legislation and other applicable Laws or the Interim Order in connection with the Arrangement, and as promptly as practicable after the date of execution of this Agreement, the Company shall cause the Circular and any other documentation required in connection with the Company Meeting to be sent to each Company Securityholder and filed as required by the Interim Order, applicable Securities Legislation and the CBCA. The Circular together with any other documents required by Securities Legislation and the CBCA shall be in form and substance satisfactory to Parent.

            (b) The Company and the Purchaser each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Circular or any other statement, filing, notice or application made by or on behalf of Parent, Purchaser, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Arrangement and the transactions contemplated by this Agreement.

            SECTION 2.05  PREPARATION OF FILINGS.

            (a) Each of Parent, Purchaser and the Company shall cooperate and use their reasonable commercial efforts in:

                  (i) the preparation and filing of any application and any other documents reasonably deemed by Parent or the Company to be necessary to discharge their respective obligations under Securities Legislation in connection with the Arrangement and the transactions contemplated hereby;

                  (ii) the taking of all such action as may be required under any applicable Securities Legislation in connection with the Arrangement; and

                  (iii) the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

            (b) Each of Parent and the Company shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Section 2.04 and the foregoing provisions of this Section
2.05 and the obtaining of all regulatory approvals required by Section 7.01(a), and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

            (c) The Company shall promptly notify Parent if at any time before or after the Effective Time it becomes aware that the Circular contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular. In any such event, the Company shall prepare a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to the Company Securityholders and/or filed with the relevant securities regulatory authorities.

            SECTION 2.06  COMPANY ACTION.

      The Company hereby approves of and consents to the Arrangement and represents that the Company Board, at a meeting duly called and held, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Arrangement are fair to and in the best interests of the Company and the Company Securityholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Arrangement, and (iii) resolved to recommend acceptance of the Arrangement and, as applicable, adoption of this Agreement by the Company Securityholders (the "Recommendation") and will use its best efforts to obtain the necessary vote in favor of the Arrangement by the Company Securityholders. The Company further represents that the Company Board has received the opinion of Wellington West Capital Markets Inc. (the "Company Financial Advisor") to the effect that, as of the date of this Agreement, the Cash Consideration to be received by the holders of the Aggregate Outstanding Company Stock in the Arrangement is fair, from a financial point of view, to such holders, and a copy of the written opinion of the Company Financial Advisor, promptly upon receipt thereof, will be delivered to Parent. The Company hereby consents to the inclusion in the Circular of the

Recommendation and the Company shall not withdraw, qualify, modify or amend the Recommendation in any manner adverse to Parent or Purchaser except as and only to the extent permitted by Section 6.02. The Company has been advised by its directors and officers that they intend to vote all shares of Company Common Stock beneficially owned by them in favor of the Arrangement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            As an inducement to Parent and Purchaser to enter into this Agreement, the Company, except as disclosed in the Company's disclosure schedule delivered concurrently with the delivery of this Agreement (the "Company Disclosure Schedule"), hereby represents and warrants to Parent and Purchaser as follows:

            SECTION 3.01  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each of the Company and each Subsidiary of the Company (each, a "Company Subsidiary") is a corporation or other Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the requisite corporate, limited liability or partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other Person to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

            (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. Except for the Inactive Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

            (c) A true and complete list of all Inactive Subsidiaries, together with the jurisdiction of organization of each Inactive Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Inactive Subsidiary owned by the Company, each Company Subsidiary and each other Inactive Subsidiary is set forth in Section 3.01(c) of the Company Disclosure Schedule. None of the Inactive Subsidiaries (i) carries on any business, or (ii) has any Liabilities, actual or contingent, that are material to the Company.

            SECTION 3.02  CERTIFICATE OF INCORPORATION AND BY-LAWS.

      The Company has heretofore made available to Parent a complete and correct copy of the certificate of incorporation or other constating document and the by-laws or equivalent organizational documents, each as amended to date, of the

Company and each Company Subsidiary. Such certificates of incorporation, constating documents, by-laws or equivalent organizational documents, as amended to date, are in full force and effect. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its certificate of incorporation, constating document, by-laws or equivalent organizational documents.

            SECTION 3.03  AUTHORITY RELATIVE TO THIS AGREEMENT.

            The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transaction (other than obtaining the necessary approvals or consents, including Company Securityholder approval, and the filing of appropriate documents as required by the CBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto and subject to the terms and conditions of this Agreement and the requisite approval of the Arrangement Resolution by the Company Securityholders, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            SECTION 3.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) result in a breach of or conflict with or violate the certificate of incorporation or other constating document or by-laws or any equivalent organizational documents, each as amended to date, of the Company or any Company Subsidiary, (ii) result in a breach of, constitute a default under, violate or conflict with any material term or provision of any order of any court, Governmental Authority or any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected,
(iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, or result in any payment under, any Material Contract (as defined in Section 3.11), Company Permit or franchise or, except as set forth in Section 3.04(a) of the Company Disclosure Schedule, require the Company or any Company Subsidiary, under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or any property or asset of the Company or Company Subsidiary is bound, to obtain the consent or approval of, or provide notice to, any other party to such agreement, contract, arrangement or understanding.

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, (i) any Governmental Authority, except (A) for applicable requirements, if any, of the Canadian Securities Laws, the Competition Act (Canada) (the

"Competition Act"), the Investment Canada Act and filing of appropriate documents as required by the CBCA, and (B) as contemplated by Section 2.01,
Section 2.02 and the Plan of Arrangement, or (ii) any individual with respect to the Processing of such individual's Personal Information.

            SECTION 3.05  CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of an unlimited number of shares of Company Common Stock and unlimited number of preference shares issuable in series. As of the date of this Agreement, 14,124,792 shares of Company Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. The Company Stock Option Plan is the only stock option, stock purchase and stock incentive plan of the Company, except that, in addition to the Company Stock Options granted under the Company Stock Option Plan, the Company has granted options to purchase an aggregate of 433,950 shares of Company Common Stock to James Scullion and Bernard Crotty. Except as set forth above or in Section 3.05(a) of the Company Disclosure Schedule, there are no options, warrants, debentures or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 3.05(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option;
(iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; and (vi) the date on which such Company Stock Option expires.
Section 3.05(a) of the Company Disclosure Schedule also sets forth the following information with respect to the Company Warrants and Company Debentures: (i) the name and address of each holder thereof; (ii) the number of shares of Company Common Stock issuable to each such holder upon exercise thereof; (iii) the exercise price thereof; (iv) the date of issue thereof; and (v) the date of expiry thereof. Section 3.05(a) of the Company Disclosure Schedule sets forth
(i) the name of each Company Insider, (ii) the number of shares of Company Common Stock, number of Company Stock Options and number of Company Warrants beneficially owned by each Company Insider, and (iii) the aggregate percentage of the Aggregate Outstanding Company Stock beneficially owned by the Company Insiders as a group. No shares of Company Common Stock will be issued in respect of the Company Stock Options, or subject to Section 6.10, the Company Warrants, prior to the Effective Time. The Company has no outstanding stock appreciation rights, phantom stock performance based rights or similar rights or obligations (contingent or otherwise). There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. Neither the Company nor any Company subsidiary has entered into any agreement, contract, arrangement or commitment of any character (including any employment, stock option or consulting agreement) that entitles a holder of Company Stock Options to receive a guaranteed minimum amount for their Company Stock Options upon the exercise of their Company Stock Options, the termination of his her employment or agreement pursuant to which he or she provides services, a change of control of the Company or a Company Subsidiary or otherwise.

            (b) Each outstanding share of capital stock of or other ownership interest in each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances, except for limitations on transfer imposed by federal or state or Canadian provincial securities Laws.

            SECTION 3.06  SECURITIES LAW MATTERS FINANCIAL STATEMENTS.

            (a) The Company is a "reporting issuer" or has equivalent status in each of the provinces of Canada. The Company Common Stock is listed on the TSX. The Company has not been notified of any default or alleged default by the Company of any material requirement of the TSX or applicable Canadian Securities Laws. No Canadian Securities Regulator has issued any order preventing or suspending trading of any securities of the Company and the Company is not in material default of any requirement of applicable Canadian Securities Laws. Except as set forth in Section 3.06(a) of the Company Disclosure Schedule, the Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the Canadian Securities Regulators since September 1, 2004 (such forms, reports, statements, schedules and other documents, including any such forms, reports, statements, schedules and other documents filed subsequent to the date hereof, being, collectively, the "Company Reports"). The Company Reports (i) at the time they were filed or, if amended, as of the date of such amendment, complied in all material respects, and each report subsequently filed by the Company with the Canadian Securities Regulators will on the date filed comply in all material respects, with all applicable requirements of the Canadian Securities Laws as in effect on the date so filed, and (ii) did not or will not, at the time they were or will be filed, or, if amended, as of the date of such amendment, contain any Misrepresentation. No material change has occurred in relation to the Company which is not disclosed in the Company Reports, the Company has not filed any confidential material change reports which continue to be confidential and all such confidential material change reports have been provided to the Parent. Each of the Company and the Company Subsidiaries has not filed with the SEC any registration statement under the Securities Act and is not currently registered, and has not prior to the date hereof been registered, under the Exchange Act. The Company is not currently required, and has not prior to the date hereof been required, to file any form, report or other document with the SEC or any state securities regulatory authority in the United States. No Company Subsidiary is required to file any form, report or other document with the Canadian Securities Regulators, the SEC or any state securities regulatory authority in the United States. The Company has not received any non-routine inquires or interrogatories, whether in writing or otherwise, from any Canadian Securities Regulator, the TSX or any other Governmental Authority, or, to the knowledge of the Company, been the subject of any investigation, audit, review or hearing by or in front of such persons, in each case with respect to any of the Company Reports or any of the information contained therein.

            (b) The Company has provided to Parent a copy of the Annual Financial Statements. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was or will be prepared in accordance with Canadian generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and each fairly presents or will fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and reflects appropriate and adequate reserves for contingent Liabilities in accordance with GAAP.

            (c) Except as and to the extent set forth in the Company Reports, neither the Company nor any Company Subsidiary has any Liability that is required by GAAP to be set forth on a consolidated balance sheet of the Company or in the notes thereto, except for Liabilities incurred in the ordinary course of business consistent with past practice since August 31, 2006.

            (d) The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls and information systems sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management's general or specific authorization, and (y) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP, and (B) to maintain accountability for assets. There has been no change in the Company's or in the Company Subsidiaries' internal control over financial reporting that occurred since August 31, 2006 that has materially affected, or is reasonably likely to materially affect, the Company's or any of the Company Subsidiaries' internal control over financial reporting. Section 3.06(d) of the Company Disclosure Schedule contains true and complete copies of all "management letters" and other similar letters relating to the Company's or any of its Subsidiaries' internal controls and accounting practices that have been received by the Company from its auditors since August 31, 2003.

            SECTION 3.07  INFORMATION TO BE SUPPLIED.

            (a) The Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Arrangement and the other transactions contemplated hereby will comply as to form in all material respects with the requirements of the Canadian Securities Laws and the CBCA, as the case may be. Each of the Circular and the other documents required to be filed by the Company with the Canadian Securities Regulators in connection with the Arrangement and the other transactions contemplated hereby and any of the information supplied or to be supplied by the Company or its Subsidiaries or their representatives for inclusion or incorporation by reference in the Circular will not, on the date of its filing or mailing, on the date of the Company Meeting or at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (b) Notwithstanding the foregoing provisions of this Section 3.07, no representation or warranty is made by the Company with respect to statements made in the Circular based on information supplied by or on behalf of Parent or Purchaser for inclusion therein.

            SECTION 3.08  PERMITS; COMPLIANCE.

            (a) The operations of the Company and each of its Subsidiaries have been conducted in compliance with all Laws in each jurisdiction in which it or they carry on business or hold a Company Permit. The Company holds all Company Permits necessary for the conduct of its business as presently conducted and as proposed to be conducted after the Effective Time, including without limitation all Company Permits required by the Federal Bureau of Investigation, Royal Canadian Mounted Police, state and provincial Governmental Authorities and all other Governmental Authorities relating to the hardware and software used at any point in the acquisition, storage, transmission and management of electronic fingerprints.

            (b) Neither the Company nor any of its Subsidiaries has received written notice of any possible violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Authority involving allegations of any violation) of any Law, or is in default with respect to any Law, and to the knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Authority involving allegations of any violation of any Law is threatened or contemplated.

            (c) Each of the Company and its Subsidiaries has, and to the knowledge of the Company all professional employees or agents of each of the Company and its Subsidiaries have, all licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents, and orders, including approvals from all Governmental Authorities ("Approvals") required for the conduct of the business of each of the Company and its Subsidiaries, the job duties of each professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Subsidiaries owns or leases and neither the Company nor any of its Subsidiaries or, to the knowledge of the Company or its Subsidiaries, any of their respective professional employees or agents is in violation of any such Approval or any terms or conditions thereof.

            (d) All Approvals for the Company and each of its Subsidiaries are in full force and effect, and, to the knowledge of the Company, all such Approvals for its professional employees and agents are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened.

            (e) No Approvals for the Company and each of its Subsidiaries will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith.

            (f) Neither the Company nor any of its Subsidiaries, nor the officers or directors, nor, to the knowledge of the Company, employees or agents of the Company or any of its Subsidiaries, have engaged in any activities which are prohibited, or are cause for criminal or civil penalties under applicable Laws.

            SECTION 3.09  ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Since August 31, 2006, except (a) as expressly contemplated by this Agreement or in Section 3.09 of the Company Disclosure Schedule or (b) as described in the Company Reports filed prior to the date of this Agreement: (i) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, (ii) there has not been any Company Material Adverse Effect, and (iii) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in
Section 5.01.

            SECTION 3.10  ABSENCE OF LITIGATION.

            Except as set forth in Section 3.10 of the Company Disclosure Schedule, there is no litigation, suit, claim, action, or other legal, administrative or arbitration proceeding or, to the knowledge of the Company, investigation (an "Action") pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary at law or in equity or before or by any court or other Governmental Authority. To the knowledge of the Company, there are no grounds upon which an Action may be commenced against the Company or a Company Subsidiary. Neither the Company nor any Company Subsidiary nor any property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. With respect to the litigation (the "Litigation") between the Company Subsidiary and Synergistic Software, Inc., Shane Deets and Cary Reno (collectively, the "Defendants"), since June 6, 2006 when the parties to the Litigation entered into a memorandum of agreement regarding the motion for preliminary injunction, neither the Company nor any Company subsidiary has received any further correspondence or communication from the Defendants, and to the best of its knowledge, the Company does not expect that the Defendants intend to pursue any further action in the Litigation.

            SECTION 3.11        MATERIAL CONTRACTS.

            (a) Subsections (i) through (xiv) of Section 3.11(a) of the Company Disclosure Schedule contain a complete list of the following contracts and agreements, whether written or oral, to which the Company or any Company Subsidiary is a party (such contracts and agreements, together with the Plans, the Leases and the Company permits, being "Material Contracts"): (i) each contract, agreement or account involving aggregate annual payments to the Company or any Company Subsidiary of more than $100,000, or aggregate annual payments by the Company or any Company Subsidiary of more than $100,000, (ii) all material contracts and agreements with any Governmental Authority, (iii) all contracts and agreements that (A) limit or purport to limit the ability of the Company or any Company Subsidiary or, to the Company's knowledge, any key executives of the Company or any Company Subsidiary, to compete in any line of business or with any Person or in any geographic area or during any period of time or otherwise restricts the development, manufacture, marketing, distribution or sale of any products or services by the Company or any Company Subsidiary, (B) require the Company or any Company Subsidiary to use any supplier or third party for all or substantially all of the Company's or the

Company Subsidiaries' requirements or needs and that provides for services of more than $100,000, or aggregate annual payments by the Company or any Company Subsidiary of more than $100,000, (C) limit or purport to limit in any material respect the ability of the Company or any Company Subsidiary to solicit any customers or clients of the other parties thereto, (D) contain "non-solicitation" or "no-hire" provisions that restrict the Company or any Company Subsidiary in any manner, or (E) require the Company or any Company Subsidiary to market or co-market any services or products of a third party (each of (A) through (E), a "Restrictive Agreement"); (iv) all contracts, agreements and arrangements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, stockholder or officers, directors or principals of the Company or any Company Subsidiary on the other hand (each such contract, a "Related Party Agreement"); (v) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or Liabilities by the Company or any Company Subsidiary with any third party; (vi) all licenses issued by any other Governmental Authority including, without limitation, the identity of the respective licensees thereunder; (vii) each material employment, services or consulting contract with any employee, service provider or consultant of the Company or any of the Company Subsidiaries; (viii) any standstill or similar contract currently restricting the Company or the Company Subsidiaries to offer to purchase or purchase the assets or equity securities of another Person; (ix) each material contract providing that the Company, any Company Subsidiary or any of their respective employees maintain the confidentiality of any information, or providing for any Person to maintain the confidentiality of any information material to the Company, any Company Subsidiary or their respective businesses;
(x) any contract providing for indemnification of any Person by the Company and/or any Company Subsidiary which is material to the Company, other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business; (xi) any contract under which the Company or any Company Subsidiary has directly or indirectly guaranteed Indebtedness of any Person; (xii) any contract under which the Company or any Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person; (xiii) any contract granting a third party any license to any Software or Intellectual Property involving aggregate annual payments to the Company or any Company Subsidiary of more than $20,000, or pursuant to which the Company or any Company Subsidiary has been granted by a third party any license to any software or Intellectual Property, including without limitation software used directly or indirectly or incorporated in any respect into the Software, or any other license, option or other contract relating in whole or in part to Intellectual Property or the intellectual property of any other Person; and (xiv) all other material contracts and agreements, including any sole source contracts with suppliers and licensors, whether or not made in the ordinary course of business, which are material to the Company or any Company Subsidiary, the conduct of their respective businesses. Neither the Company nor any Company Subsidiary is a party to any contract, agreement, understanding, arrangement or commitment , whether written or oral, which requires the Company or any Company Subsidiary to purchase or acquire a minimum amount of products or services from any Person.

            (b) Each Material Contract is valid and binding on the Company or a Company Subsidiary, as the case may be, and, to the knowledge of the Company, the other parties thereto, and is in full force and effect against the Company or a Company Subsidiary except to the extent it has expired in accordance with its terms and represents the entire agreement between or among the parties thereto with respect to the subject matter thereof, upon consummation of the transactions contemplated by this Agreement, each Material Contract shall continue in full force and effect without penalty or other adverse consequence. None of the Company or any Company Subsidiary or, to the knowledge of the Company, as of the date of this Agreement, any other party thereto, is in breach of, or default under, any Material Contract.

            (c) The Company has made available to Parent a true, complete and correct copy of each written Material Contract, together with all material amendments, waivers or other changes thereto, and has been given a written description of all oral contracts included in the Material Contracts.

            SECTION 3.12  EMPLOYEE MATTERS.

            (a) Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any written agreement pursuant to which either: (i) notice of termination, indemnity in lieu of notice of termination, severance, termination payments, change of control payments or other payments relating to the cessation of employment or services to any director, officer, employee, consultant or service provider may be required to be paid to terminate their employment or services; or (ii) any employee, service provider or consultant who is bound by confidentiality, non-competition or non-solicitation covenants with the Company or any of the Company Subsidiaries is relieved thereof as a result of the completion of the Transaction. Section 3.12(a) of the Company Disclosure Schedule contains a list of all employment, consulting and service agreements of the Company and any of the Company Subsidiaries with their employees, independent contractors, consultants and distributors, as the case may be.
Section 3.12(a) of the Company Disclosure Schedule sets out the following information for each director, officer, employee, consultant or service provider who is entitled to receive any severance payment, termination payment, change of control payment or other payment directly or indirectly as a result of the
Transaction: the name of the individual, his or her title and the amount of the payment he or she is entitled to receive. The Company and the Company Subsidiaries have made available to Parent true and complete copies of all such agreements.

            (b) Section 3.12(b) of the Company Disclosure Schedule contains for all directors, officers, managers, employees, independent contractors, consultants and distributors of the Company and the Company Subsidiaries, the following correct and complete lists: (i) a list of all salaries, wage rates, commissions and consulting fees, bonus arrangements, deferred compensation, share or unit appreciation program, options, retention bonus, incentive and benefits; (ii) a list of all positions; (iii) a list indicating how many Persons work full-time and part-time; (iv) a list of their length of service; (v) a list setting out their respective vacation entitlement in days, vacation days taken and vacation days remaining; their entitlement to annual sick days, sick days taken and sick days remaining; and (vi) a list of how many Persons are currently on lay off or on a leave of absence, together with the reasons for any such leave of absence and their expected date of return to work, if known.

            (c) There is no collective agreement in force with respect to the employees of the Company or the Company Subsidiaries, no collective agreement is currently being negotiated by the Company or any of the Company Subsidiaries, no union or employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees of the Company or of the Company Subsidiaries by way of certification, interim certification, voluntary recognition, or successors' rights, and there are no current, or to Company's knowledge, threatened attempts to organize or establish any trade union or association with respect to the Company and the Company Subsidiaries, nor has there been any such attempts within the past five (5) years.

            (d) The Company and the Company Subsidiaries are not engaged in any unfair labour practices. There are no unfair labour practice complaints, grievances or arbitration proceedings pending nor to the Company's knowledge, threatened against the Company or the Company Subsidiaries and there is no labour strike, slow down, work stoppage or lock-out in effect or to the Company's knowledge, threatened against the Company and the Company Subsidiaries, nor has there been any such event within the past five (5) years.

            (e) All amounts due or owing or accrued but not yet owing for all salaries, wages bonuses, commissions and consulting fees, vacation pay, incentive plans, retention bonuses, options, pension, benefits or other employee benefits have been paid or, if accrued, are reflected in the Books and Records.

            (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, no terminated employee, independent contractor, consultant or distributor of the Company or the Company Subsidiaries is owed any payments in respect of such termination. For the purpose of clarity, the Company is solely responsible for, and will pay in full prior to the Effective Time, all amounts disclosed in Section 3.12(f) of the Company Disclosure Schedule.

            (g) There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any occupational health and safety legislation and no audit of the Company or of any of the Company Subsidiaries is currently being performed pursuant to any such applicable legislation. There are no claims or, to the Company's knowledge, anticipated claims which may adversely affect the Company or any of the Company Subsidiaries' accident cost experience in respect of the business.

            (h) The Company and the Company Subsidiaries are not subject to any claims for wrongful dismissal, constructive dismissal, psychological harassment or any other claim, complaint or litigation relating to employment, discrimination or termination of employment of any of their employees or former employees or relating to any failure to hire a candidate for employment.

            (i) There is no Order, pursuant to any Law, requiring the taking of any action or the refraining from taking any action in respect of any employee or former employee, independent contractor, consultant or distributor of the Company or any of the Company Subsidiaries.

            (j) There is no outstanding Indebtedness owed by the Company or any of the Company Subsidiaries to any of their employees or former employees, independent contractors, consultants or distributors.

            (k) To the Company's knowledge, no managerial employee and no group of employees of the Company or of any of the Company Subsidiaries have any plans to terminate his, her or their employment or their service relationship with the Company or any of the Company Subsidiaries.

            (l) The Company and each of the Company Subsidiaries are conducting their business in compliance, in all respects, with all applicable Laws governing privacy and the protection of personal information.

            (m) Those Persons who have been classified as independent contractors, consultants or distributors have been properly classified as such and no audit is currently being performed by any governmental entity in respect of the characterization of such individuals as independent contractors, consultants or distributors of the Company or the Company Subsidiaries, and to the knowledge of the Company, no such audit is threatened.

            (n) Except as set forth in Section 3.12(n) of the Company Disclosure
Schedule: (i) there are no pension, retirement, profit sharing, bonus, savings, deferred compensation, stock option, purchase or appreciation, health, life insurance, disability, sick pay, severance pay, group insurance or other employee benefit plans, programs or arrangements maintained or contributed to by the Company or any of the Company Subsidiaries (collectively, the "Plans"); (ii) there are no outstanding violations or defaults thereunder nor any actions, claims or other proceedings pending or, to the knowledge of the Company, threatened with respect to any Plan; (iii) no Plan is currently under a governmental investigation or audit and, to the knowledge of the Company, no such investigation or audit has been threatened; (iv) each Plan covers only current or former employees of the Company and the Company Subsidiaries and their dependants and beneficiaries; (v) no promise or commitment to increase benefits under any Plan or to adopt any additional Plan has been made except as required by Law; (vi) no event has occurred which could subject the Company or any of the Company Subsidiaries to any tax, penalty or fiduciary Liability in connection with any Plan which has not been accrued on the Annual Financial Statements; (vii) there have been no withdrawals of surplus or contribution holidays, except as permitted by Law and the terms of the Plans and (viii) no other Plan provides post-employment and post-retirement benefits, other than as required by Law.

            (o) The Company and each Company Subsidiary has complied and is in compliance in all material respects with, and has been and is in good standing under all applicable Laws relating to employment and labour matters, including any provision thereof relating to wages, hours of work, vacation pay, overtime pay, conditions of employment, workers' compensation, health, safety, training, human rights, equal opportunity, pay equity, or similar Laws and has properly completed and filed all material reports required by such Laws.

            (p) Each Plan intended to qualify for a particular status under any applicable tax laws does so qualify.

            SECTION 3.13  CUSTOMERS.

            Section 3.13 of the Company Disclosure Schedule lists the 20 largest customers of the Company and the Company Subsidiaries by revenue during the

12-month period ended September 30, 2006 (the "Customers") and the amount of net revenue (that is, net of setoffs, chargebacks, credits, recoupments, refunds and other contractual allowances) received by the Company and the Company Subsidiaries as a result of orders by each of the Customers during such period. Except as set forth in Section 3.13 of the Company Disclosure Schedule, since September 1, 2005 through the date hereof, none of the Company, any Company Subsidiary or any executive officer or director of the Company or a Company Subsidiary has received any written notice, or any other communication, from any Customer to the effect that any such Customer intends to cease or materially reduce the amount of services requested of, or size of orders placed with, the Company or any Company Subsidiary or otherwise materially reduce the amount of business conducted with the Company or any Company Subsidiary.

            SECTION 3.14  PROPERTY AND LEASES.

            (a) The Company and the Company Subsidiaries have good, valid and marketable title to or, in the case of leased properties and assets, valid leasehold interest in, all their properties and assets to conduct their respective businesses as currently conducted or as currently contemplated by the Company and its Subsidiaries to be conducted, subject only to Permitted Liens.

            (b) Neither the Company or any Company Subsidiary owns any real property.

            (c) To the knowledge of the Company, all Leases are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Company Subsidiary, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or any Company Subsidiary.

            (d) Section 3.14(d) of the Company Disclosure Schedule discloses a full and complete list of all leases of real property by or for the benefit of the Company and the Company Subsidiaries and all amendments and modifications thereto (the "Leases") and the lessors thereof. The Company has made available to Parent prior to the date of this Agreement complete and accurate copies of each of the Leases, and none of the Leases has been modified in any material respect.

            SECTION 3.15  INTELLECTUAL PROPERTY.

            (a) The conduct of the business of the Company and the Company Subsidiaries as currently conducted and proposed to be conducted or the Software, does not infringe upon or misappropriate (i) Intellectual Property rights of any third party registered in Canada or the United States, and (ii) to the knowledge of the Company, any other Intellectual Property rights of any third party. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, no claim has been asserted to the Company or any Company Subsidiary that the conduct of the business of the Company or any Company Subsidiary as currently conducted or the Software infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party. With respect to each item of Intellectual Property and each component of Software owned by the Company or a Company Subsidiary ("Company Owned Intellectual Property"), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property, including to modify or improve same or to create derivative works therefrom, in the continued operation of its respective business. With respect to each item of software or Intellectual Property licensed to the Company or a Company Subsidiary ("Company Licensed Intellectual Property"), the Company or a Company Subsidiary has the right to use such software or Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the manner the business of the Company and the Company Subsidiaries is currently conducted and as contemplated to be conducted after the Effective Time. The Company Owned Intellectual Property is valid and enforceable, and has not been adjudged or alleged to be invalid or unenforceable in whole or in part. To the knowledge of the Company, no Person is engaging in any activity that infringes upon the Company Owned Intellectual Property. Each license of software and the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and will continue to be in full force and effect after the Effective Time. No party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

            (b) Section 3.15(b) of the Company Disclosure Schedule sets forth a true and complete list of all (i) patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications, industrial designs and Software included in the Company Owned Intellectual Property, (ii) licenses that are material to the Company's business, except "shrink wrap", "click wrap" or similar licenses for commercially available software, and (iii) trade secrets and other confidential intellectual property used in the business of the Company and the Company Subsidiaries. Section 3.15(b) of the Company Disclosure Schedule also sets forth a true and complete list of all of the Software and the Software listed therein constitutes the entirety of the software used in the business of the Company and the Company Subsidiaries.

            (c) The Company and each Company Subsidiary has taken the necessary steps to maintain the confidentiality of its trade secrets and its other confidential Intellectual Property, and except as set forth in Section 3.15(c) of the Company Disclosure Schedule (i) to the knowledge of the Company, there has been no misappropriation of any Software or other Company Owned Intellectual Property by any Person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any Intellectual Property of any other Person in the course of such performance as an employee, independent contractor or agent, and (iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

            (d) Except as set for in Section 3.15(d) of the Company Disclosure Schedule, to the knowledge of the Company, there is no alleged or actual infringement by third parties of any Company Owned Intellectual Property or Company Licensed Intellectual Property. There is no action, suit, proceeding or claim pending or, to the knowledge of the Company, threatened by others, challenging the validity or scope of any Company Owned Intellectual Property or

Company Licensed Intellectual Property, and, to the knowledge of the Company, there is no fact which could form a reasonable basis for any such claim with respect to any Company Owned Intellectual Property or Company Licensed Intellectual Property.

            (e) Neither the Company nor any of the Company Subsidiaries has failed to maintain any application or registration, or comply with any contract or Order which would prevent it from owning, using or commercializing any Intellectual Property currently used, commercialized or proposed to be used or commercialized by any of them in the conduct of the business of the Company and the Company Subsidiaries.

            (f) To the knowledge of the Company, there is no patent or patent application, trademark or trademark application that contains claims that interfere with the issued or pending claims of any of the Company Owned Intellectual Property or Company Licensed Intellectual Property.

            (g) Neither the Company nor any of its Company Subsidiaries pays or receives any royalty to or from any Person with respect to the Intellectual Property, nor has the Company or any of the Company Subsidiaries licensed any Person to use any Intellectual Property.

            (h) All rights of the Company and each of the Company Subsidiaries in and to the Company Owned Intellectual Property and Company Licensed Intellectual Property will be unaffected by the Transaction.

            (i) Except as set forth in Section 3.15(i) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is subject to any judgment with respect to, nor has it entered into or is it a party to any contract which restricts or impairs the use of, any Intellectual Property.

            (j) Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to the Company Owned Intellectual Property or Company Licensed Intellectual Property.

            (k) The Company and each of the Company Subsidiaries has obtained work-for-hire agreements and intellectual property assignments from all employees and contractors necessary to establish and preserve, for the benefit of the Company and each of the Company Subsidiaries, all Company Owned Intellectual Property and Company Licensed Intellectual Property and exercises reasonable care with respect to the dissemination of all Intellectual Property.

            (l) Except as set forth in Section 3.15(l) of the Company Disclosure Schedule, no open source or public library Software, including, but not limited to, any version of any Software licensed pursuant to any GNU public license, was used in the development or modification of any Software owned by the Company or its Subsidiaries that is incorporated into or utilized by any products of the Company and its Subsidiaries where, as a result of the use of such open source or public library Software, the Company or its Subsidiaries is obligated to make available to third parties other than its customers the source code for the Software that is incorporated into such products.

            (m) Neither the Company nor any of its Subsidiaries have in the last ten years (i) transferred ownership of, (ii) granted any exclusive license of or right to use, (iii) authorized the retention of any exclusive rights to use or contingent right to use (including pursuant to a source code escrow), (iv) except as set forth in Section 3.15(m)(iv) of the Company Disclosure Schedule, authorized joint ownership of or (v) granted any lien, security interest, claim, encumbrance or any other restriction or limitation whatsoever in any or all Company Owned Intellectual Property or Software. Neither the Company nor any of its Subsidiaries has granted any third party an exclusive license or right to use any patents owned by the Company or any of its Subsidiaries.

            SECTION 3.16  TAXES.

            (a) Section 3.16 of the Company Disclosure Schedule contains all income and franchise Tax Returns filed with respect to the Company and the Company Subsidiaries since January 1, 2001, including all Tax Returns filed on a consolidated, combined or unitary basis, along with a list of entities whose activities are included in such filings.

            (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have timely filed (or have had filed on their behalf) with all appropriate Governmental Authorities all Tax Returns and reports required to be filed by each of them in accordance with all applicable Laws, and each has, within the time and in the manner prescribed by Law, paid, remitted and discharged all Taxes that have become due and payable, and will timely pay all Taxes which will become due and payable on or prior to the Effective Date other than such payments as are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the Annual Financial Statements in accordance with GAAP, and all such Tax Returns and reports are true, accurate and complete.

            (c) Neither Canada Revenue Agency, the Internal Revenue Service nor any other taxing authority or agency has asserted in writing or, to the knowledge of the Company, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

            (d) Neither the Company nor any Company Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

            (e) To the knowledge of the Company, there are no Tax Liens upon any property or assets of the Company or any of the Company Subsidiaries except Liens for current Taxes not yet due.

            (f) Neither the Company nor any of its Subsidiaries is party to any Tax sharing agreement, Tax indemnification agreement or other agreement or arrangement relating to Taxes with any Person (other than the Company Subsidiaries); neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined or unitary group filing a consolidated, combined, unitary or other Tax Return for Canadian federal, provincial, local or non-Canadian Tax purposes reflecting the income, assets or activities of affiliated companies, or has any Liability for the Taxes of any other Person under any provision of Canadian federal, provincial, local or non-Canadian Law, or as a transferee or successor, or by contract, or otherwise.

            (g) Neither the Company nor any of the Company Subsidiaries has any Liability for any amount of Taxes of any Person other than the Company or any of its Subsidiaries as a transferee or successor, or by contract.

            (h) Neither the Company nor any Company Subsidiary has any income reportable for a period ending after the Effective Time that is attributable to any activity or a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Effective Time that resulted in a deferred reporting of income from such transaction or from such change of accounting method or is inconsistent with the past practice of the Company.

            (i) Each of the Company and the Company Subsidiaries has withheld, collected and timely paid all Taxes required to be withheld and paid in connection with (i) any amounts paid or owing to any present or former employee, independent contractor, creditor, stockholder or other third party, (ii) goods and services received from or provided to any Person, and (iii) amounts paid or credited to any Person not resident in the jurisdiction of the relevant payor, and the amount of Taxes withheld but not remitted by the Company and the Company Subsidiaries will be retained in respect of the appropriate amounts and will be remitted by the Company and the Company Subsidiaries to the appropriate Tax authorities when due.

            (j) The unpaid Taxes of the Company and each of the Company Subsidiaries (A) did not, as of the most recent fiscal month end of the Company and each of the Company Subsidiaries, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet contained in the Annual Financial Statements and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company and each of the Company Subsidiaries in filing their Tax Returns. Since the date of the balance sheet contained in the Annual Financial Statements, none of the Company and the Company Subsidiaries has incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business, consistent with past custom and practice.

            (k) The charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Annual Financial Statements (whether or not due and whether or not shown on any Tax Return of the Company or its Subsidiaries) are adequate under GAAP to cover Taxes accruing through the Effective Date.

            (l) The Tax basis of the assets of the Company and its Subsidiaries by category, including the classification of such assets as being depreciable or amortizable properties giving rise to capital cost allowance (collectively, the "Tax Pools"), as reflected in the Company's and its Subsidiaries' Tax Returns is true and correct.

            (m) The Company and the Company Subsidiaries do not have any material Liability, obligation or commitment for the payment of Taxes not yet due other than those that have arisen since August 31, 2006 in the usual and ordinary course of business and for which adequate provisions have been made in the Annual Financial Statements in accordance with GAAP.

            (n) All Tax Returns of the Company and the Company Subsidiaries have been assessed through August 31, 2004, there are no proposed or issued assessments or reassessments respecting the Company or any of the Company Subsidiaries pursuant to which there are amounts owing or discussions in respect thereof with any taxing authority and there are no outstanding objections to any assessment or reassessment of Taxes.

            (o) There are no contingent Tax Liabilities or any grounds that could prompt an assessment or reassessment of the Company and any of the Company Subsidiaries including aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current Tax Returns.

            (p) The Company and the Company Subsidiaries have collected from each past and present customer (or other Person paying amounts to the Company and the Company Subsidiaries) the amount of all Taxes (including goods and services Tax and provincial sales Taxes) required to be collected and have paid and remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amounts to the proper Tax authorities. The amount of Tax collected but not remitted by the Company and the Company Subsidiaries will be retained in the appropriate accounts and remitted by the Company and the Company Subsidiaries to the appropriate authorities when due.

            (q) All research and development investment tax credits ("ITCs") were claimed by the Company and the Company Subsidiaries in accordance with the Tax Act and the relevant provincial legislation and the Company and the Company Subsidiaries satisfied at all times the relevant criteria and conditions entitling it to such ITCs. All refunds of ITCs received or receivable by the Company and the Company Subsidiaries in any taxation year were claimed in accordance with the Tax Act and the relevant provincial legislation and the Company and the Company Subsidiaries satisfied at all times the relevant criteria and conditions entitling it to claim a refund of such ITCs.

            (r) Except as set forth in Section 3.16(r) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is currently or was at any time since September 1, 2003 the subject of any action or proceeding relating to Taxes or a "tax asset", or an audit or examination relating to Taxes or a tax asset and, to the Company's knowledge, no such action, proceeding, audit or examination is pending or threatened. For the purpose of this Section 3.16(r), the term "tax asset" shall include but is not limited to any net operating loss, non-capital loss, net capital loss, Tax pool, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes.

            (s) Neither the Company nor any of its Subsidiaries (i) is a party to any agreement extending the time within which to file any Tax Return, (ii) has granted to any Person any power of attorney that is currently in force with respect to any Tax matter, (iii) has executed or entered into any written agreement with, or obtained or applied for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with, any taxing authority relating to material Taxes, including any private letter rulings or comparable rulings of any taxing authority and closing agreements with any taxing authority, (iv) has any Liability for the Taxes of another Person under U.S. Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign Law), (v) has, or has ever had, a permanent establishment in any country other than the country of its organization or been subject to Tax in a jurisdiction outside the country of its organization, (vi) has, within the scope of Section 999 of the Code, participated in or cooperated with any international boycott or has been requested to do so in connection with any transaction or proposed transaction, (vii) has engaged in any "reportable transaction" as defined in U.S. Treasury Regulation Section 1.6011-4(b), or
(viii) has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

            (t) No issue has been raised by a taxing authority in any prior examination of the Company or any of its Subsidiaries which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

            (u) No claim has been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

            (v) The Company and its Subsidiaries have maintained, in all material respects, with respect to transfer pricing, proper intercompany agreements and concurrent and supporting documentation as required under OECD guidelines and all applicable Tax Laws, such that no transfer pricing amounts will be denied as deductions in any jurisdiction either by reason of a lack of proper agreements or supporting documentation or by reason of a non-compliance with the "arm's length" principle as defined under OECD transfer pricing guidelines. The terms of the transfer pricing agreements involving the Company or any of its Subsidiaries satisfy the requirements set by the applicable Tax Law and by the respective taxing authority such that no transfer pricing amount will be denied as deductions or will be considered to have created income to the Company or any of its Subsidiaries of a type other than that specified in the transfer pricing agreement.

            (w) Neither the Company nor any of its Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to a change in Tax accounting method, (ii) any knowledge that any taxing authority has proposed any such adjustment, or (iii) any application pending with any taxing authority requesting permission for any changes in Tax accounting methods.

            (x) Each contract of any U.S. Subsidiary of the Company that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with
Section 409A of the Code and Internal Revenue Service Notice 2005-1 and the proposed regulations promulgated under Section 409A of the Code. No contract of any U.S. Subsidiary of the Company that is a "nonqualified deferred compensation plan" has been materially modified (as determined under Notice 2005-1 and the proposed regulations) after October 3, 2004.

            (y) Each U.S. Subsidiary of the Company has complied with all record keeping and reporting obligations under Section 6038A of the Code.

            (z) There is no contract of any U.S. Subsidiary of the Company covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by such Subsidiary (or Affiliates of such Subsidiary) by reason of Section 280G of the Code.

            (aa) For purposes of this Section 3.16, any reference to the Company or any of its Subsidiaries shall be deemed to include any Person that merged with or was liquidated into the Company or such Subsidiary, as applicable.

            SECTION 3.17  ENVIRONMENTAL MATTERS.

            To the knowledge of the Company, neither the Company nor any Company Subsidiary is in violation of or has violated, or has any Liability under, any Environmental Law. Neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or such Company Subsidiary may be in violation of or have any Liability under any Environmental Law. To the knowledge of the Company, there are no facts, circumstances, or conditions, existing, initiated or occurring prior to the Effective Date which could result in Liability under Environmental Laws. To the knowledge of the Company, there has been no Release of Hazardous Substances at, on, under or from any of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company's or any Company Subsidiary's ownership, tenancy or operation of such property. To the knowledge of the Company, there has been no Release of Hazardous Substances at, on, under or from any of the properties formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) during the period of the Company's or any Company Subsidiary's ownership, tenancy or operation of such property. Neither the Company nor any Company Subsidiary has received any notice, demand, claim or request for information or any written communications alleging that the Company or any Company Subsidiary is actually, potentially or allegedly liable under any Environmental Law for Remediation of Hazardous Substances. The Company and each Company Subsidiary has promptly applied for and maintains all permits, licenses, consents, approvals and other authorizations required under any Environmental Law ("Environmental Permits") and the Company and such Company Subsidiaries are in compliance in all material respects with the Environmental Permits. To the knowledge of the Company, none of the real property currently owned, leased, or operated by the Company or its Subsidiaries contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Substances, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands. To the knowledge of the Company, neither PCB's, "toxic mold," nor asbestos-containing materials are present on or in the real property currently or previously owned, operated or leased by the Company or its Subsidiaries or the improvements thereon. Neither the Company nor any of its Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Hazardous Substances at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, and no such location, nor any of the real property currently owned, operated, or leased by the Company or any of its Subsidiaries is listed on any governmental list or database of properties that may require Remediation. No authorization, notification, recording, filing, consent, waiting period, Remediation or approval is required under any Environmental Law in order to consummate the Transaction contemplated by this Agreement.

            SECTION 3.18  INSURANCE.

            Section 3.18 of the Company Disclosure Schedule sets out a list of all of the insurance policies of the Company and the Company Subsidiaries relating to fire and casualty, general liability, business interruption, directors' and officers' liability and workers' compensation and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary, and such list contains the name of the applicable insurance company, the premiums payable, deductible (if any) and amount of coverage for each such policy. The insurance maintained by the Company and the Company Subsidiaries adequately covers all material risks reasonably and prudently foreseeable in the operation and conduct of the business of the Company and the Company Subsidiaries which would be customary in the business carried on by the Company and the Company Subsidiaries and the Company and the Company Subsidiaries are not in material default under the terms of any such policy. There is no claim pending under such policies as to which coverage has been questioned, denied or disputed by the underwriter of such policy. There has been no notice of cancellation or termination or any other threatened termination of, or premium increase with respect to, any such policy. True and complete copies of all policies, or summaries thereof of fire and casualty, general liability, business interruption, directors' and officers' liability and workers' compensation and other forms of insurance of any kind relating to the business and operations of the Company or any Company Subsidiary have been made available to Parent, and such policies are in full force and effect as of the date of this Agreement. The Company or the relevant Company Subsidiary has paid all premiums due under such policies and none of the Company or any Company Subsidiary is in default in any material respect with respect to its obligations thereunder.

            SECTION 3.19  BROKERS.

            No broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment related to the Transaction.

            SECTION 3.20  RELATED PARTY TRANSACTIONS.

            No executive officer, director or Affiliate of the Company or any Company Subsidiary nor any immediate family member or Affiliate of such executive officer or director is a party to any agreement, contract, commitment, arrangement or transaction with the Company or any Company Subsidiary or is entitled to any payment or transfer of any assets from the Company or any Company Subsidiary or has any material interest in any material property used by the Company or any Company Subsidiary or has an interest in any customer or supplier of the Company or any Company Subsidiary or provider of any services to the Company or any Company Subsidiary, except in each case (i) employment, management or consulting arrangements listed in Section 3.11 or Section 3.12 of the Company Disclosure Schedule and benefit programs and (ii) the ownership of less than 5% of the outstanding stock of any publicly traded company.

            SECTION 3.21  DISCLOSURE.

            True and complete copies of all documents listed in the Company Disclosure Schedule have been made available or provided to Parent. The documents required to be delivered by the Company pursuant to Section 7.02(n) shall be true, accurate and complete. The books of account, share registers and other financial and corporate records of the Company and each Company Subsidiary (the "Books and Records"), all of which have been made available to Parent, are complete and correct and have been maintained in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and the information in the Books and Records is accurately reflected in the Annual Financial Statements. The minute books of the Company and each Company Subsidiary contain accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Company Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books. None of the representations or warranties made by the Company herein or in the Company Disclosure Schedule, or any certificate or document furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which it was made, not misleading.

            SECTION 3.22  ABSENCE OF VIOLATION.

            None of the Company or any Company Subsidiary, or any of their respective officers, directors or employees, or to the knowledge of the Company, and the Company has no reason to suspect that, any of the Company's or Company Subsidiaries' agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of any of the Company or any Company Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful extraordinary discount, or any other unlawful inducement, to or from any person, business association or governmental official or entity in Canada, the United States or elsewhere in connection with or in furtherance of the business of the Company or any Company Subsidiary

(including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Company Subsidiary in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and each Company Subsidiary is not in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements.

            SECTION 3.23 TAKEOVER STATUTES.

            The Company Board has taken all necessary action so that no restrictive provision of any applicable anti-takeover provision in the Company's certificate of incorporation or bylaws or any shareholder rights or similar plan, is, or at the Effective Time will be, applicable to the Company, the Purchaser, the Cash Consideration, the Arrangement or any transaction contemplated by this Agreement or the Support Agreements.

            SECTION 3.24 NO OTHER PURCHASE AGREEMENTS

            The Company and the Company Subsidiaries are not a party to any other contract, agreement or understanding of any nature for the purchase or other acquisition of any of their undertaking, property or assets, other than in the ordinary course of business.

            SECTION 3.25 PERSONAL PROPERTY

            Section 3.25 of the Company Disclosure Schedule sets forth a list of each tangible, corporeal, personal or moveable property asset owned or leased by the Company and the Company Subsidiaries and that is material to the Company and the Company Subsidiaries' business, specifying for each asset whether such asset is owned or leased. Either the Company or one of the Company Subsidiaries is the true and lawful owner or lessee of and has good and valid title to, or a valid leasehold interest in, all personal or moveable property (tangible or intangible) reflected on the balance sheet contained in the Annual Financial Statements or thereafter acquired, except inventory that has been sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and not in violation of this Agreement, in each case free and clear of all Liens.

            SECTION 3.26 WARRANTY AND PRODUCT LIABILITY MATTERS

            (a) Section 3.26(a) of the Company Disclosure Schedule sets forth
(i) a list of all product liability claims made against the Company or any of the Company Subsidiaries since September 1, 2003; and (ii) a summary of warranty claims made against the Company or any of the Company Subsidiaries, together with the annual cost associated with such warranty claims, for each of the three
(3) immediately preceding fiscal years.

            (b) None of the Company's or the Company Subsidiaries' products have design, manufacturing or other defects, and such products comply with, and meet the current standards of, all Laws dealing with such products. No claims, including, but not limited to, product or service warranty, Liability, strict liability or negligence claims, in respect of the Company's or any Company Subsidiary's products or services are pending or threatened.

            (c) The Company and each Company Subsidiary has used reasonable commercial efforts to limit Liability for warranty and product liability claims.

            SECTION 3.27 PRIVACY LAW

            Company and each Company Subsidiary is conducting and has always conducted its business and any past business in compliance with all applicable Privacy Laws. Without limiting the foregoing, Company and the Company Subsidiaries have (i) obtained all consents required under applicable Privacy Laws for the Processing of Personal Information necessary for the operation of their respective businesses, (ii) implemented all physical, technical and administrative measures necessary to protect the Personal Information in the custody or control of Company or the Company Subsidiaries against loss, theft and unauthorized Processing, and (iii) established and implemented policies, practices and procedures as required under applicable Privacy Laws. The Company is not aware of any loss, theft or unauthorized Processing of Personal Information in the custody or control of the Company or the Company Subsidiaries. Neither Company or any Company Subsidiary has received any notice or other communication from any Person regarding or in connection with any actual, alleged, possible or potential violation of, or failure to comply with, any Privacy Laws or with respect to the loss, theft or unauthorized Processing of Personal Information in the custody or control of the Company or the Company subsidiaries.

            SECTION 3.28 NOT ENGAGED IN CULTURAL BUSINESS

            The Company is not engaged in and does not carry on a "cultural business", as such term is defined in the Investment Canada Act.

            SECTION 3.29 SOLVENCY

            The Company is not insolvent within the meaning of section 192(2) of the CBCA.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

            As an inducement to the Company to enter into this Agreement, Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company as follows:

            SECTION 4.01 CORPORATE ORGANIZATION.

            Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.02 AUTHORITY RELATIVE TO THIS AGREEMENT.

            Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transaction have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transaction (other than any necessary approvals or consents and the filing of appropriate documents as required by the CBCA). This Agreement has been duly and validly executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Boards of Directors of Parent and Purchaser have duly approved this Agreement and the Transaction contemplated hereby.

            SECTION 4.03 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, (i) conflict with or violate the certificate of incorporation or by-laws of either Parent or Purchaser in effect on the date of this Agreement, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.03(b) have been obtained and all filings and obligations described in Section 4.03(b) have been made, conflict with or violate any Law applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) conflict with or result in a breach of the terms of any material agreement to which Parent is a party, except with respect to clauses (ii) and (iii), for any such conflicts or violations which would not reasonably be expected to have a Parent Material Adverse Effect.

            (b) The execution and delivery of this Agreement by each of Parent and Purchaser do not, and the performance of this Agreement by each of Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Canadian Securities Laws, the Securities Act, the Exchange Act and state takeover laws, the Competition Act, the Investment Canada Act and filing of appropriate documents as required by the CBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

            SECTION 4.04 INFORMATION TO BE SUPPLIED.

            Any information supplied or to be supplied by Purchaser or its representatives for inclusion or incorporation by reference in the Circular will not, on the date the Circular is mailed to stockholders of the Company, on the date of the Company Meeting and on the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            SECTION 4.05 LITIGATION.

            There is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any property or asset of Parent or any such subsidiary, before any Governmental Authority that seeks to materially delay or prevent the consummation of the Transaction.

            SECTION 4.06 NO VOTE REQUIRED.

            No vote of the stockholders of Parent is required by Law, Parent's certificate of incorporation or by-laws or otherwise in order for Parent and Purchaser to consummate the transactions contemplated hereby.

            SECTION 4.07 OPERATIONS OF PURCHASER.

            Purchaser is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

            SECTION 4.08 BROKERS.

            No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction that will not be paid by or on behalf of Parent or Purchaser.

                                   ARTICLE V
                 CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE DATE

            SECTION 5.01 CONDUCT OF BUSINESS BY THE COMPANY.

            (a) The Company agrees that, between the date of this Agreement and the Effective Date, except as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and Parent to comply with applicable Laws, unless Parent shall otherwise consent in writing:

                  (i) the Company and its Subsidiaries shall only conduct their business in the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall maintain its existence and good standing and use its best efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and its Subsidiaries and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has business relations.

            (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as required by a Governmental Authority of competent jurisdiction or as may be required in order for the Company and Parent to comply with applicable Laws, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Date, directly or indirectly, do any of the following without the prior written consent of Parent:

                  (i) amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

                  (ii) issue, sell, pledge, assign, license or sub-license, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock issuable pursuant to the conversion of the Company Debentures pursuant to Section 6.11 and the issuance of shares of Company Common Stock upon the exercise of Company Warrants, provided the Company complies with Section 6.10) or (B) any properties or assets of the Company or any Company Subsidiary;

                  (iii) except as set out in Section 6.09, accelerate, amend or change the period of exercisability of Company Stock Options, re-price Company Stock Options, authorize cash payments in exchange for any Company Stock Options, permit any holder of Company Stock Options to exercise any Company Stock Options or issue any shares of Company Common Stock upon the exercise of Company Stock Options;

                  (iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

                  (vi) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets except in the ordinary course of business and consistent with past practice as approved in prior writing by Parent; (B) incur any Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice as approved in prior writing by Parent; (C) authorize, or make any commitment with respect to capital expenditures which are, in the aggregate, in excess of $25,000 from the date hereof until the earlier of (x) the Effective Time or (z) the termination of this Agreement pursuant to Article VIII; or (D) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(b)(vi);

                  (vii) hire or terminate any employee or service provider except as expressly provided in this Agreement;

                  (viii) increase the compensation payable or to become payable or the benefits provided to its directors, officers, consultants, service providers or employees, or grant any severance or termination pay to or enter into any employment or severance agreement with, any director, officer, consultant, service provider or other employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend any bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant, service provider or employee;

                  (ix) change any of the accounting principles used by it, other than as required by GAAP;

                  (x) (A) make, change or rescind any Tax election, settle or compromise any Liability for Taxes, change or revoke any of its methods of Tax accounting or annual Tax accounting periods, file any amended Tax Return, surrender any claim for a refund of Taxes, enter into any closing agreement with a taxing authority relating to any Tax, or waive or extend the statute of limitations in respect of any Tax (other than pursuant to extensions of time to file Tax Returns in the ordinary course of business), or (B) take any action with respect to the computation of Taxes or the preparation of Tax Returns that is inconsistent with past practice;

                  (xi) pay, discharge or satisfy any claim, Liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

                  (xii) (A) amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company's or any Company Subsidiary's rights thereunder or (B) enter into any contract or agreement that would be a Restrictive Agreement or a Related Party Agreement;

                  (xiii) (A) grant any exclusive license or sub-license in respect of any Company Owned Intellectual Property, (B) grant any license or sub-license in respect of any Company Owned Intellectual Property involving aggregate annual payments to the Company or any Company Subsidiary of more than $50,000, (C) transfer any Company Owned Intellectual Property, (D) develop any Intellectual Property jointly with any third party, or (E) disclose any confidential Intellectual Property or other confidential information of the Company or any Company Subsidiary;

                  (xiv) commence or settle any Action; or

                  (xv) announce an intention, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing or take any action that would materially delay the consummation of the Arrangement.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

            SECTION 6.01 ACCESS TO INFORMATION; CONFIDENTIALITY.

            (a) Except as otherwise prohibited by applicable Law, from the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof, and (ii) furnish promptly to Parent such information in the Company's possession concerning the business, properties, contracts, assets, Liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its representatives may reasonably request.

            (b) All information obtained by the parties pursuant to this Section
6.01 shall be kept confidential in accordance with the mutual non-disclosure agreement, dated as of September 6, 2006 (the "Confidentiality Agreement"), between Parent and the Company.

            (c) Any investigation pursuant to this Section 6.01 shall not affect any representation or warranty of any party hereto or any condition to the obligations of the parties hereto.

            SECTION 6.02 NO SOLICITATION OF TRANSACTIONS.

            (a) The Company shall, and shall cause its Subsidiaries, and its and their respective officers, directors, employees, agents or advisors or other representatives (including, without limitation, any financial advisor or investment banker, attorney or legal counsel or accountant retained by it) ("Representatives") to, immediately cease and cause to be terminated any discussions or negotiations with third parties with respect to a Competing Transaction (as defined below). The Company will not, directly or indirectly, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or, except as and only to the extent permitted by Section 6.02(b), encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or, except as and only to the extent permitted by Section 6.02(b), enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or recommend or endorse any Competing Transaction, or authorize or permit any Representative of the Company or any of its Subsidiaries to take any such action. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            (b) Notwithstanding anything to the contrary in this Section 6.02, at any time prior to the Arrangement having been approved by the Company Securityholders, the Company Board may furnish information to, and enter into discussions with, a Person who has made an unsolicited bona fide written proposal or offer regarding a Competing Transaction (that did not result from a breach of this Section 6.02), and with respect to which (i) the Company Board has determined, in its good faith judgment (after consultation with its financial advisor), that such proposal or offer constitutes a Superior Proposal (as defined below), (ii) the Company Board has determined, in its good faith judgment after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to furnish such information or to enter into such discussions would result in a breach of its fiduciary obligations under applicable Law, (iii) the Company has satisfied its obligations under Section 6.02(c), (iv) the Company Board has provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least five Business Days prior to taking any such action and (v) the Company Board has obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement.

            (c) The Company agrees that in addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, immediately upon receipt thereof, the Company shall advise Parent in writing of any request for information or any Competing Transaction, or any inquiry, discussions or negotiations with respect to any Competing Transaction and the terms and conditions of such request for information, Competing Transaction, inquiry, discussions or negotiations and the Company shall immediately provide to Parent copies of any written materials received by the Company in connection with any of the foregoing, and the identity of the Person or group making any such request for information, Competing Transaction or inquiry or with whom any discussions or negotiations may be taking place. The Company agrees that it shall keep Parent informed of the status, terms and material details (including amendments or proposed amendments) of any such request for information, Competing Transaction or inquiry and keep Parent informed as to the details of any information requested of or provided by the Company and as to the status and material terms of all substantive discussions or negotiations with respect to any such request, Competing Transaction or inquiry. The Company agrees that it shall simultaneously provide to Parent any non-public information concerning the Company that may be provided to any other Person or group in connection with any Competing Transaction which was not previously provided to Parent.

            (d) A "Competing Transaction" means any of the following (other than the Transaction): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any material Subsidiary, (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or its Subsidiaries, (iii) any sale, exchange, transfer or other disposition of 5% or more of any class of equity securities of the Company or its Subsidiaries or of 5% or more of the assets of the Company or its Subsidiaries, or (iv) any takeover bid, tender offer or exchange offer (including a two-step transaction involving a take-over bid, tender offer or exchange offer followed by an amalgamation merger or comparable transaction involving the Company) that, if consummated, would result in any Person beneficially owning 5% or more of any class of equity securities of the Company or its Subsidiaries.

            (e) A "Superior Proposal" means an unsolicited bona fide written offer made by a third party to consummate a Competing Transaction on terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with its financial advisor), to be more favorable to the Company Shareholders, from a financial point of view, than the Transaction contemplated in this Agreement (including any amendments to this Agreement agreed to in writing by Parent in accordance with Section 6.02(f)) and is reasonably capable of being consummated and which is fully financed.

            (f) Prior to the Company entering into any agreement (a "Proposed Agreement") with any Person providing for or to facilitate any Superior Proposal that did not result from violation by the Company of Section 6.02(a), other than a confidentiality agreement as contemplated by Section 6.02(b), it shall provide the Parent with a copy of any Proposed Agreement not less than five (5) Business Days prior to its proposed execution by the Company. During such five (5) Business Day period, the Company acknowledges and agrees that the Parent shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement in order to provide for terms at least equivalent to those included in the Proposed Agreement. The Board of Directors shall review any offer by the Parent to amend the terms of this Agreement (an "Amended Offer") to determine, acting in good faith and in accordance with its fiduciary duties, whether the Amended Offer would be at least as favourable to the Company Shareholders as the Superior Proposal provided for in the Proposed Agreement. If the Company Board so determines, the Company will enter into an amended agreement with the Parent reflecting the Amended Offer. If the Company Board continues to believe, acting in good faith and in the proper discharge of its fiduciary duties, that the Competing Transaction provided for in the Proposed Agreement continues to be a Superior Proposal with respect to the Amended Offer, and therefore rejects the Amended Offer, or if the Parent does not amend the terms of this Agreement within the specified period, the Company shall be entitled to enter into the Proposed Agreement, provided that prior to entering into the Proposed Agreement the Company pays to Parent in immediately available funds the amounts required to be paid pursuant to Section 8.05(b). Nothing contained in this Section 6.02(f) shall limit the Company's obligation to hold and convene the Company Meeting (regardless of whether the Recommendation shall have been withdrawn, amended or modified).

            (g) The Company shall promptly reaffirm the Recommendation of the Transaction by press release after: (i) any written bona fide Competing Transaction (which is determined not to be a Superior Proposal) is publicly announced or made; or (ii) the Parent and the Company enter into an amended agreement under Section 6.02(f); any such press release shall be prepared in accordance with Section 6.07.

            SECTION 6.03 STOCKHOLDER MEETING.

            Whether or not the Board of Directors of the Company shall take any action permitted by the sixth sentence of this Section 6.03, the Company shall cause the Company Meeting to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the Arrangement Resolution. The Company Meeting shall be held no later than February 5, 2007. The Company shall provide notice to the Parent of the Company Meeting and allow Parent's representatives to attend the Company Meeting. The Company shall conduct the Company Meeting in accordance with the rules of the TSX, the CBCA, the by-laws of the Company and as otherwise required by applicable Laws. The Board of Directors of the Company shall (i) include in the Circular the Recommendation, and (ii) use its best efforts to obtain the necessary vote in favor of the Arrangement Resolution by the Company Securityholders. The Board of

Directors of the Company shall not withdraw, amend, modify or qualify in a manner adverse to Parent the Recommendation (or announce its intention to do so), except that, prior to the receipt of the Company Securityholders approval, the Board of Directors of the Company shall be permitted to withdraw the Recommendation, following three Business Days' prior notice to Parent, but only if (A) the Company has complied in all respects with Section 6.02 and Section
6.03 of this Agreement, and (B) after complying with Section 6.02(f) of this Agreement, the Company has entered into a Proposed Agreement.

            SECTION 6.04 NOTIFICATION OF CERTAIN MATTERS.

            (a) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any such notification pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            (b) The Company shall give prompt notice to Parent, and Parent or Purchaser shall give prompt notice to the Company, of: (i) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement, and (ii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against, relating to or involving or otherwise affecting it or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article V and Article VI or which relate to the consummation of the Transaction.

            SECTION 6.05 FURTHER ACTION; REASONABLE EFFORTS.

            (a) Upon the terms and subject to the conditions of this Agreement,
(i) each of the parties hereto shall as promptly as practicable after the date of this Agreement make its respective filings under the Competition Act, the Investment Canada Act and any other Law the parties agree requires submission with respect to the Arrangement; (ii) each of the parties hereto shall use its reasonable commercial efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Laws or otherwise to consummate expeditiously and make effective the Arrangement, including, without limitation, using its reasonable commercial efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Arrangement and to fulfill the conditions to the completion of the Arrangement; and (iii) the Company shall and where appropriate shall cause its Subsidiaries to:

            (A) advise Parent as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Company Meeting and all matters to be considered at such meeting; and

            (B) provide Parent with a copy of any purported exercise of the Dissent Rights and written communications with such Company Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Arrangement.

            Notwithstanding the foregoing, nothing herein shall require Parent, in connection with the receipt of any regulatory approval, to agree to sell or divest any material assets or business or agree to restrict in any material way any business conducted by or proposed to be conducted by Parent, any Parent Subsidiary, the Company or any Company Subsidiary, or to litigate or formally contest any proceeding relating to any regulatory approval process in connection with the Arrangement.

            (b) Each of the parties hereto shall use its reasonable commercial efforts to cause its respective officers, employees, agents, auditors and representatives to cooperate with each other, prior to the Effective Date, to ensure the orderly combination of the Company and the Subsidiaries with Parent and its subsidiaries following the Effective Date and to minimize any disruption to the respective businesses of Parent, the subsidiaries of Parent, the Company and the Subsidiaries that might result from the Transaction.

            SECTION 6.06 PURCHASER.

            Parent shall take all action necessary to cause Purchaser to perform its obligations under this Agreement and to consummate the Transaction on the terms and subject to the conditions set forth in this Agreement.

            SECTION 6.07 PUBLIC ANNOUNCEMENTS.

            The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE or the TSX, each of Parent and the Company shall use its reasonable commercial efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Arrangement; provided, however, that this Section 6.07 shall terminate in the event the Company Board withdraws the Recommendation.

            SECTION 6.08 TRANSFER TAX.

            The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax, "Transfer Taxes"). All Transfer Taxes shall be paid by the Company and expressly shall not be a Liability of any holder of the Company Common Stock.

            SECTION 6.09 COMPANY STOCK OPTIONS

            (a) Prior to the Effective Date, the Company shall take all action necessary to accelerate the vesting and expiry of all the Company Stock Options and shall cause to be cancelled effective immediately prior to the Effective Time all Company Stock Options without the issuance of any shares of Company Common Stock in respect thereof.

            (b) Prior to the Effective Date, the Company shall take all action necessary to cause the Company Stock Option Plan to terminate immediately before the Effective Time.

            (c) On to the Effective Date, the Company shall pay to each holder of In-the-Money Options, an amount in respect of each In-the-Money Option equal to the difference between the Canadian dollar equivalent (based on the Noon Spot Rate on such date) of the Cash Consideration (as adjusted pursuant to this Agreement) and the exercise price of such In-the-Money Option, multiplied by the number of shares of Company Common Stock in respect of which such In-the-Money Option was exercisable prior to being cancelled in accordance with this Agreement. The aggregate amount payable to holders of In-the-Money Options pursuant to this Section 6.09(c) shall not exceed US$160,000.

            (d) Prior to the Effective Date, the Company shall deliver to Parent a written agreement, in form and substance satisfactory to Parent, from each of Bernard Crotty and James Scullion (each, an "Option Termination Agreement") confirming and acknowledging the cancellation of all Company Stock Options held by Bernard Crotty and James Scullion, respectively.

            SECTION 6.10 COMPANY WARRANTS

            Prior to the Effective Date, the Company 2004 Series A Warrants and Company 2004 Series B Warrants shall have expired without the issuance of any shares of Company Common Stock, or the payment of any amounts in consideration for such expiry. Notwithstanding the previous sentence, if at any time prior to the expiry of the Company Warrants a holder of Company Warrants exercises any Company Warrants, the Company shall place the proceeds received from such exercise in a separate segregated bank account of the Company and shall hold such proceeds in trust for the benefit of Parent and the Purchaser to the extent that the Transaction is completed, and any proceeds received from such exercise shall not be included in Calculated Net Cash. Any shares of Company Common Stock issued pursuant to the exercise of Company Warrants will form part of the Aggregate Outstanding Company Stock and, subject to completion of the Transaction, shall be acquired by Purchaser pursuant to the Transaction.

            SECTION 6.11 COMPANY DEBENTURES

            Prior to the Effective Date, the Company shall use its best efforts to cause the Company Debentures to be converted into 1,111,111 shares of Company Common Stock. Prior to the Effective Date, the Company shall use its best efforts to deliver to Parent an agreement executed by the holders of the Company Debentures pursuant to which such holders agree to tender to the Company the Company Debentures in exchange for the issuance of 1,111,111 shares of Company Common Stock.

            SECTION 6.12 SUPPORT AGREEMENTS

Contemporaneously with the execution of this Agreement, the Company shall take all action necessary to cause each of the Company Insiders and Support Warrantholders to execute and deliver a Support Agreement.

            SECTION 6.13 RESIGNATION OF DIRECTORS

At or before the Effective Time, the Company shall take all necessary steps to cause each Person who is a director of the Company or the Company Subsidiaries, other than such persons as may be designated in writing by the Parent, to voluntarily submit his or her written resignation as a director of the Company or the Company Subsidiaries, as the case may be, which will be effective at the Effective Time.

            SECTION 6.14 NET CASH

At the Effective Time, the Company shall have, and shall deliver to Purchaser, Net Cash of not less than US $1,327,000 ("Targeted Net Cash"). The parties agree that the Net Cash is to be calculated net of the following amounts which will be deducted from the Net Cash, and which the Company is required to pay on or prior to the Effective Date: (i) all severance costs for the termination of employees of the Company or Company Subsidiaries, including severance, termination payments, change of control payments or other payments to employees, consultants or service providers directly or indirectly as a result of the Transaction; (ii) the costs and expenses of the Company related to the Transaction; (iii) the bonus payable to Alan Brosseau in the amount of US$150,000; (iv) the bonus payable to Edward Escubedo in the amount of US$48,000; and (v) the amount payable by the Company to holders of In-the-Money Options, in an amount not to exceed US$160,000. The Net Cash less the amounts referred to in items (i) to (v) above is referred to as the "Calculated Net Cash". For greater certainty, the parties agree that the Calculated Net Cash is net of items (i) to (v) above to be paid by the Company and that if the amount actually paid by the Company in respect of any such item is greater than the amount specified above, the full amount paid by the Company shall be deducted from the Calculated Net Cash. For greater certainty the parties agree that the Company shall be responsible for all severance costs (including termination payments, change of control payments or other payments directly or indirectly as a result of the Transaction) and all other costs relating to (A) the termination of any employee, consultant or other service provider of the Company or any Company Subsidiary, or (B) to any employee or service provider ceasing to be employed by or providing services to the Company or any Company Subsidiary, and that while an allowance of US $300,000 has been made for such payments, the Calculated Net Cash shall be reduced to take into account the payment of any such amount in excess of such US $300,000. From the date of this Agreement through the Effective Date, the Company shall provide Parent every 2 weeks with an update of the Calculated Net Cash. The update to be provided every 2 weeks shall set out each item comprising Calculated Net Cash as of the end of such two week period and shall be delivered no later than the opening of business on the first Business Day following the end of such two week period, provided however, that the final update of Calculated Net Cash shall be delivered at least 5 Business Days prior to the Effective Date. From the date of this Agreement through the Effective Date, the Company shall provide continuous access during normal business hours to the employees, agents and representatives of Parent for the purpose of permitting such employees, agents and representatives to monitor the business of the Company and its Subsidiaries and to verify the calculations of Calculated Net Cash for each such 2 week period. Prior to the Effective Date, Company and Parent shall consult and shall agree on the Calculate Net Cash as of the Effective Date (the "Closing Net Cash"). At least 5 Business Days prior to the Effective Date, the Company shall deliver to Parent and Purchaser a certificate (the "Closing Net Cash Certificate") of the Chief Executive Officer and Chief Financial Officer of the Company setting out the Closing Net Cash, as agreed to by Parent and the Company, as at the Effective Time and certifying the amount of the Closing Net Cash as at the Effective Time. If the Closing Net Cash as determined by Parent is less than US$1,250,000, Parent shall reduce the Cash Consideration by a pro rata amount. The pro rata reduction of the Cash Consideration shall be calculated by dividing the Net Cash Deficiency (as defined below) by the Aggregate Outstanding Company Common Stock, which amount shall be rounded to the nearest whole cent. The resulting quotient shall be subtracted from the Cash Consideration. For the purpose of this Agreement, "Net Cash Deficiency" means the difference between the Targeted Net Cash and Parent's good faith calculation of the Closing Net Cash.

            SECTION 6.15 MAINTAIN INSURANCE

From the date of this Agreement to the Effective Date, the Company shall, and shall cause each Company Subsidiary to, maintain insurance on and in respect of the business and assets of the Company and the Company Subsidiaries in like kind to, and in an amount not less than the amount of, insurance in respect thereof in effect on the date hereof.

            SECTION 6.16 FULFILLMENT OF CONDITIONS

            The Company shall use its best efforts to fulfill or cause the fulfillment of the conditions set forth in Section 7.01 and Section 7.02 to the extent the fulfillment of the same is fully or partially within the control of the Company.

            SECTION 6.17 INDEPENDENT COMMITTEE

            The board of directors of the Company shall have appointed a committee consisting of independent directors of the Company (the "Independent Committee"). Edward Escubedo shall have disclosed to the Independent Committee the aggregate Cash Consideration that he expects he will be beneficially entitled to receive, under the terms of the Transaction, in exchange for shares of Company Common Stock beneficially owned by him. The Independent Committee, acting in good faith, shall have determined that the value of the Bonus is less than 5% of the value of the aggregate Cash Consideration that Mr. Escubedo expects to receive pursuant to the Transaction (the "Independent Committee's Determination"). The Company shall disclose in the Circular the Independent Committee's Determination.

            SECTION 6.18 PRIVACY POLICIES.

            Within two weeks of the date of this Agreement, the Company shall have established and implemented all written policies, practices and procedures required under applicable Privacy Laws, including without limitation, written documentation relating to the physical, technical and administrative safeguards necessary to protect Personal Information in the custody and control of Company from loss, theft, and unauthorized Processing. During such two week period, the Company shall consult with Parent regarding such written policies, practices and procedures and shall make such changes to the written policies, practices and procedures as requested by Parent, acting in a commercially reasonable manner. All such written policies, practices and procedures shall be satisfactory to Parent acting in a commercially reasonable manner, taking into account privacy best practices for highly sensitive Personal Information

                                  ARTICLE VII
                                   CONDITIONS

            SECTION 7.01 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE ARRANGEMENT.

            The respective obligations of each party hereto to effect the Arrangement shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date of the following conditions:

            (a) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by (including without limitation, expiration of any waiting period under the Competition Act (Canada) or the Investment Canada Act), any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Arrangement or any of the transactions contemplated hereby illegal or would have a Parent Material Adverse Effect assuming the Transaction had taken place, shall have been given or shall be in effect.

            (b) No Injunction. There shall not be in force any restraining order, preliminary or permanent injunction, decree or other order from any court of competent jurisdiction or other Governmental Authority restraining, prohibiting, preventing or enjoining the consummation of the Transaction and there shall be no proceeding, whether of a judicial or administrative nature or otherwise brought by a Governmental Authority that relates to or results from the Transaction that would, if successful, result in an order or ruling that would preclude completion of the Transaction in accordance with the terms and conditions hereof, would otherwise be inconsistent with any approvals which have been obtained or would result in a Material Adverse Effect on the Company or the Company Subsidiaries.

            (c) Securityholder Approval. The Arrangement shall have been duly approved at the Company Meeting by (i) not less than two-thirds of the votes cast by the holders of Company Common Stock, voting as a separate class, present in person or represented by proxy at the Company Meeting, and if applicable by a majority of the minority shareholders (as such term is defined in the Canadian Securities Laws), and (ii) not less than two-thirds of the votes cast by the Company Warrantholders, voting as a separate class, present in person or represented by proxy at the Company Meeting.

            (d) Material Limitations. No Order or Law enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction shall be in effect which restrains or enjoins the consummation of the Arrangement or makes the Arrangement or other transactions contemplated by this Agreement illegal.

            SECTION 7.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND PURCHASER.

            The obligations of Parent and Purchaser to complete the Transaction shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date, of each of the following conditions precedent:

            (a) Performance of Obligations; Representations and Warranties; Dissent Rights.

                  (i) The Company shall have performed in all material respects and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Date. The Company's representations and warranties in each Section of Article III of this Agreement shall be true and correct in all respects as of the Effective Date with the same effect as though such representations and warranties were made on and as of the Effective Date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Company Material Adverse Effect. Parent shall have received a certificate dated the Effective Date and signed by the Chief Executive Officer of the Company, certifying that, the conditions specified in this Section 7.02 have been satisfied; and

                  (ii) holders of shares of Company Common Stock representing in the aggregate 7.5% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have demanded or exercised Dissent Rights.

            (b) Material Adverse Change. Between the date hereof and the Effective Date, there shall not have occurred in the judgment of the Parent a Material Adverse Change with respect to the Company or the Company Subsidiaries, taken individually or as a whole.

            (c) Resolutions. The Company Board shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Company and the Company Subsidiaries, to permit the consummation of the Transaction.

            (d) Resignations. The directors of the Company shall have tendered to Parent resignations satisfactory to Parent, and such resignations shall be effective at the Effective Time.

            (e) Support Agreements. The Support Agreements executed contemporaneously with this Agreement by the Company Insiders and Support Warrantholders shall be in full force and effect on the Effective Date.

            (f) Capitalization of the Company and Aggregate Cash Consideration. Subject to Section 6.10, immediately prior to the Effective Time there shall be issued and outstanding not more than 15,235,903 shares of Company Common Stock including not more than 1,111,111 shares of Company Common Stock which shall have been issued upon conversion of the Company Debentures. Subject to Section 6.10, the aggregate Cash Consideration payable pursuant to this Agreement shall not exceed US$12,500,000.

            (g) Assets and Liabilities. At the Effective Date, there shall not be any material adverse change in the assets and Liabilities of the Company from the Annual Financial Statements.

            (h) Consents. Each of the consents referred to in Section 3.04 shall have been obtained.

            (i) Employees. At the Effective Time, (1) Bernard Crotty shall have entered into a transition services and non-competition agreement with Parent in form and substance satisfactory to Mr. Crotty and Parent, and (2) Edward Escubedo and any other employee identified by Parent in its sole discretion shall have entered into an employment and non-compete agreement with Parent in form and substance satisfactory to Parent, provided however that any employee who is required by Parent to enter into such an employment and non-compete agreement will not be offered a compensation package that represents a material reduction from his or her current compensation package. Mr. Escubedo's agreement shall provide for a bonus (the "Bonus") payment not to exceed US$48,000 (subject to pro rata adjustment if the Cash Consideration is adjusted in accordance with this Agreement, such that the Bonus shall be less than 5% of the aggregate Cash Consideration received by Mr. Escubedo pursuant to the Arrangement) and for other compensation and benefits not to exceed his current compensation and benefits.

            (j) Company Stock Options. The Option Termination Agreements executed by Bernard Crotty and James Scullion shall be in full force and effect on the Effective Date. All of the Company Stock Options outstanding on the date hereof shall have been terminated prior to the Effective Time in accordance with
Section 6.09.

            (k) Dissent Rights. Holders of shares of Company Common Stock representing in the aggregate 7.5% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date shall not have validly exercised Dissent Rights.

            (l) Tax Matters. The Company shall have provided to Parent and its tax advisors all documents requested by Parent or its tax advisors relating to the tax matters of the Company and the Company Subsidiaries (including without limitation the Tax Returns referred to in Section 3.16(a)), and such documents shall be satisfactory to Parent acting in a commercially reasonable manner. At the Effective Time, the Company and its Subsidiaries shall not have any significant Tax Liability.

            (m) Restructuring of Company Subsidiaries. The Company shall have provided to Parent and its advisors all documents relating to the settlement of the following debts: (i) $1,173,000 settled on the issuance of 721,846 shares of Company Common Stock and 234,600 Company 2007 Warrants; (ii) $2,056,000 settled on the issuance of 1,265,231 shares of Company Common Stock and the Company 2004 Series B Warrants; (iii) $330,000 settled on the issuance of 203,077 shares of

Company Common Stock and 66,000 Company 2007 Warrants; and (iv) $389,258 settled on the issuance of 239,543 shares of Company Common Stock and 77,851 Company 2007 Warrants. The Company shall have provided to Parent and its advisors all documents relating to the incorporation, organization and reorganization of Comnetix, Inc. (Delaware), International Fingerprinting Services Canada (IFSC) Ltd., PTS Acquisition Corp., Paragon Total Solutions Inc. and Comnetix (SE), Inc., including the merger of PTS Acquisition Corp. and Paragon Total Solutions Inc., the merger of Comnetix, Inc. (Delaware) and Comnetix (SE), Inc., the winding up and dissolution of International Fingerprinting Services Canada
(IFSC) Inc. All of the documents referred to in this Section shall be satisfactory to Parent acting in a commercially reasonable manner.

            (n) Annual Financial Statements. The Company shall have delivered to Parent the Annual Financial Statements. On or prior to December 15, 2006, the Company shall have delivered to Parent a reconciliation of the Annual Financial Statements to United States generally accepted accounting principles, which reconciliation shall comply with the requirements of the SEC. For the purpose of preparing such reconciliation, the Company shall fully cooperate with its auditors and shall provide all information required by its auditors for the preparation of such reconciliation. Parent shall be responsible for paying the fees of the Company's auditors relating to the preparation of such reconciliation.

            (o) Amendment to Escrow Agreement. Prior to the Effective Date, the Company shall have caused the parties to the escrow agreement (the "Escrow Agreement") dated as of July 25, 2005 among the Company, the former shareholders of Paragon Total Solutions Inc., Andy Horton and Computershare Trust Company of Canada (the "Escrow Agent") to execute an amendment to the Escrow Agreement to stipulate that the Cash Consideration payable pursuant to the Transaction in respect of the shares of Company Common Stock held in escrow pursuant to the Escrow Agreement shall be paid to, and held in escrow, by the Escrow Agent in accordance with the terms of the Escrow Agreement. Such amendment to the Escrow Agreement shall be in form and substance satisfactory to Parent acting in a commercially reasonable manner.

            SECTION 7.03  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.

            The obligations of the Company to effect the Transaction shall be subject to the fulfillment or satisfaction, prior to or on the Effective Date, of the following conditions precedent:

            Performance of Obligations; Representations and Warranties. Parent and the Purchaser shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Date. Each of the representations and warranties of Parent and Purchaser in each Section of ARTICLE IV of this Agreement shall be true and correct in all respects as of the Effective Date with the same effect as though such representations and warranties were made on and as of the Effective Date (provided that any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date), except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Parent Material Adverse Effect, provided that the Company shall have received a certificate dated the Effective Date and signed by the Executive Vice President and Chief Financial Officer of Parent, certifying that, the conditions specified in this Section
7.03 have been satisfied.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01 TERMINATION BY MUTUAL CONSENT.

            This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Date, whether before or after the approval by the Company Securityholders referred to in Section 7.01(c), by mutual written consent of the Company and Parent.

            SECTION 8.02 TERMINATION BY EITHER PARENT OR THE COMPANY.

            This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Date by action of the Board of Directors of either Parent or the Company if (a) the Transaction shall not have been completed by the Drop Dead Date, whether such date is before or after the date of approval by the Company Securityholders (the "Termination Date"); (b) the approval of the Company Securityholders required by Section 7.01(c) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or (c) any Governmental Authority of competent jurisdiction shall have issued a non-appealable final order, decree, decision or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction; provided, that the right to terminate this Agreement pursuant to clause (a) or (b) above shall not be available to any party that has breached or failed to fulfill any of its obligations under this Agreement in any manner that shall have caused the occurrence of the failure of the Transaction to occur before the Termination Date or the failure to obtain the approval of the Company Securityholders.

            SECTION 8.03 TERMINATION BY THE COMPANY.

            This Agreement may be terminated and the Transaction may be abandoned at any time prior to the receipt of the approval of the Company Securityholders required by Section 7.01(c), by action of the Board of Directors of the Company:

            (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Company after fully complying with Section 6.02 enters into a Proposed Agreement in respect of a Superior Proposal, and (iii) the Company prior to such termination pays to Parent in immediately available funds the amounts required to be paid pursuant to Section 8.05(b).

            (b) at any time prior to the Effective Date, if there is a material breach by Parent of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by Parent shall have become materially untrue, in either case such that the conditions set forth in Section 7.03 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable commercial efforts, the Company may not terminate this Agreement under this Section 8.03(b) for 20 Business Days after delivery of written notice from the Company to Parent of such breach, provided that Parent continues to exercise reasonable commercial efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (b) if such breach is cured during such 20 Business Day period).

            SECTION 8.04 TERMINATION BY PARENT.

            This Agreement may be terminated and the Transaction may be abandoned at any time prior to the Effective Time, whether before or after the receipt of the approval of the Company Securityholders required by Section 7.01(c), by written notice given to the Company by Parent:

            (a) if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any respect adverse to Parent the Recommendation or failed to reconfirm the Recommendation (as required by Section 6.02(g)), (ii) approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, any Competing Transaction from a person other than Parent or any of its Affiliates, (iii) failed to publicly recommend rejection of any Competing Transaction (as required by Section 6.02(g)), or (iv) failed to include in the Circular the Recommendation;

            (b) at any time prior to the Effective Date, if there is a material breach by the Company of any representation, warranty, covenant or agreement made by it contained in this Agreement or if any representation or warranty made by the Company shall have become materially untrue, in either case such that the conditions set forth in Section 7.02(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable commercial efforts, Parent may not terminate this Agreement under this Section 8.04(b) for 20 Business Days after delivery of written notice from Parent to the Company of such breach, provided that the Company continues to exercise reasonable commercial efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (b) if such breach is cured during such 20 Business Day period);

            (c) at any time prior to the Effective Date, if there is a material breach by a Company Insider of any representation, warranty, covenant or agreement made by it contained in a Support Agreement or if any representation or warranty made by a Company Insider shall have become materially untrue, provided, that if such inaccuracy in the Company Insider's representations and warranties or breach by the Company Insider is curable by the Company Insider through the exercise of its reasonable commercial efforts, Parent may not terminate this Agreement under this Section 8.04(c) for 20 Business Days after delivery of written notice from Parent to the Company Insider of such breach, provided that the Company Insider continues to exercise reasonable commercial efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (c) if such breach is cured during such 20 day business period);

            (d) if the Company or its Board of Directors shall have approved, publicly recommended or entered into an agreement with respect to, or consummated, or adopted a resolution to approve, publicly recommend, enter into an agreement with respect to, or consummate, a Superior Proposal; or

            (e) holders of shares of Company Common Stock representing in the aggregate 7.5% or more of the issued and outstanding Company Common Stock immediately prior to the Effective Date have validly exercised Dissent Rights.

            SECTION 8.05 EFFECT OF TERMINATION AND ABANDONMENT.

            (a) In the event of termination of this Agreement by Parent or Company, as provided in this Article VIII, this Agreement (other than as set forth below) shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent, or Purchaser or their respective officers or directors to perform any of their obligations hereunder (except that Section 6.01(b), Section 8.05, Section 9.03, Section 9.09 and Section 9.10 shall survive the termination); provided, however, that nothing contained in this
Section 8.05 shall relieve any party from any Liability for any willful or intentional breach of this Agreement.

            (b) In the event that this Agreement is terminated (i) by the Company or by Parent pursuant to section 8.02(a) or 8.02(b), (ii) by the Company pursuant to Section 8.03(a) or Section 8.03(b) or (iii) by Parent pursuant to
Section 8.04(a), Section 8.04(b), Section 8.04(c), Section 8.04(d) or Section 8.04(e) then the Company shall (x) promptly, but in no event later than the earlier of the date of such termination of this Agreement or, if applicable, the date of entrance into an agreement concerning a Superior Proposal or such earlier time as required by this Agreement, pay to Parent a termination fee equal to 5% of the product of US$0.82 multiplied by the Aggregate Outstanding Company Common Stock (the "Termination Fee") and a further US $500,000 as reimbursement of Parent's out-of-pocket costs and expenses (the "Expense Reimbursement") payable by wire transfer of same day funds. The payment of the Termination Fee and Expense Reimbursement shall not relieve the Company and its Subsidiaries from any Liability for a breach or failure to comply with the provisions of this Agreement.

            (c) Notwithstanding Section 8.05(b), if the Company or Parent terminates this Agreement pursuant to Section 8.02(a) or the Company terminates this Agreement pursuant to Section 8.03(b) or Parent terminates this Agreement pursuant to Section 8.04(b), then in each such case the Termination Fee and Expense Reimbursement shall only be payable if prior to termination of this Agreement the Company shall have received from any Person other than Parent a Competing Transaction or any Person other than Parent shall have communicated to the Company its intention (whether or not conditional) to make a Competing Transaction, and if within 12 months of such termination, the Company enters into an agreement with such Person concerning a transaction that constitutes a Competing Transaction.

                                   ARTICLE IX
                               GENERAL PROVISIONS

            SECTION 9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Subject to Section 8.05(a), the representations and warranties of each of the Company, Parent and the Purchaser contained herein shall not survive the completion of the Transaction and shall expire and be terminated on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time.

            SECTION 9.02 AMENDMENTS, MODIFICATION AND WAIVER.

            (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended, modified or waived by the parties hereto, by action taken by or authorized by their respective Board of Directors, prior to the Effective Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided further, however, that, after the approval of this Agreement by the Company Securityholders, no such amendment shall be made except as allowed under applicable Law.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.03 NOTICES.

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, by overnight delivery service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.03):

if to Parent or Purchaser:

L-1 Identity Solutions, Inc.
177 Broad Street
12th Floor
Stamford, Connecticut 06901
Facsimile No:  (203) 504-1150
Attention: Executive Vice President, Chief Legal Officer and Secretary with copies to:

Heenan Blaikie LLP
1250 Rene-Levesque Blvd. West
Suite 2500
Montreal (Quebec) H3B 4Y1
F 514 846.3427

Attention:  Neil Wiener

if to the Company:

Comnetix Inc.
2872 Bristol Circle
Oakville, Ontario  L6H 6G4
Facsimile No.: (905) 829-1944
Attention: Chairman and Chief Executive Officer

with copies to:

Gardiner Roberts LLP
Suite 3100, Scotia Plaza
40 King Street West
Toronto, Ontario  M5H 3Y2

Facsimile:        (416) 865-6636
Attention:        Bill Johnstone


or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

            SECTION 9.04 SEVERABILITY.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.

            SECTION 9.05 ENTIRE AGREEMENT; ASSIGNMENT.

            This Agreement, together with the Annexes, Exhibits and Schedules hereto and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of each party hereto.

            SECTION 9.06 PARTIES IN INTEREST.

            This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.07 INTERPRETATION.

            References herein to the "knowledge of the Company" shall mean the actual knowledge of the "officers" (as such term is defined in the Securities Act (Ontario)), of the Company and each Company Subsidiary, or any knowledge that would have been acquired by any such individual upon making a reasonable inquiry of such other employees who would, based on the employment duties of such other employees (without making any inquiries of third parties), reasonably be expected to have knowledge of the subject matter to which this definition relates. References herein to the "knowledge of Parent" shall mean the actual knowledge of the "officers" of Parent (as such term is defined in Rule 3b-2 promulgated under the Exchange Act). Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrase "made available" when used in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. References to "hereof" shall mean this Agreement and references to the "date hereof" shall mean the date of this Agreement. References in this Agreement to satisfaction of any condition set forth in Article VII shall mean, as of such date of determination, the absence of the event or circumstance described in such condition. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any other agreement or document given pursuant to this Agreement.

            SECTION 9.08 SPECIFIC PERFORMANCE.

            The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 9.09 GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Courts of the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, except as has otherwise been agreed to with respect to the consideration of the Arrangement by the Court pursuant to ARTICLE II hereof, and (ii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

            SECTION 9.10 WAIVER OF JURY TRIAL.

            Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction. Each of the parties hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transaction, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.10.

            SECTION 9.11 HEADINGS.

            The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.12 COUNTERPARTS.

            This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 9.13 CURRENCY.

            For greater certainty, all dollar amounts expressed in this Agreement (unless otherwise expressly provided for herein) or in the Company Disclosure Schedule (unless otherwise expressly provided for therein) are in Canadian dollars.

                             SIGNATURE PAGE FOLLOWS

            IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                         L-1 IDENTITY SOLUTIONS, INC.


                                         By:     /s/ Robert V. LaPenta
                                                --------------------------------
                                         Name:  Robert V. LaPenta
                                                --------------------------------
                                         Title: Chairman, President and CEO
                                                --------------------------------

                                         6653375 CANADA INC.


                                         By:     /s/ Robert V. LaPenta
                                                --------------------------------
                                         Name:  Robert V. LaPenta
                                                --------------------------------
                                         Title: Chairman and President
                                                --------------------------------


                                         COMNETIX INC.


                                         By:     /s/ Bernard W. Crotty
                                                --------------------------------
                                         Name:  Bernard W. Crotty
                                                --------------------------------
                                         Title: Chairman and CEO
                                                --------------------------------

                                         By:     /s/ Edward F. Escubedo
                                                --------------------------------
                                         Name:  Edward F. Escubedo
                                                --------------------------------
                                         Title: President and COO
                                                --------------------------------